PROXY STATEMENT FOR 2002 ANNUAL MEETING OF STOCKHOLDERS

ELECTION OF DIRECTORS (ITEM 1)
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

☑ Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

McDermott International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

☑ No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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      McDermott International, Inc.

Bruce W. Wilkinson	1450 Poydras Street
Chairman of the Board and	P.O. Box 61961
Chief Executive Officer	New Orleans, Louisiana 70161-1961

March 29, 2002

Dear Stockholder:

      You are cordially invited to attend this year’s annual meeting of stockholders of McDermott International, Inc., which will be held on Wednesday, May 1, 2002, in the La Salle Ballroom of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, commencing at 9:30 a.m. local time. The notice of annual meeting and proxy statement following this letter describe the matters to be acted on at the meeting.

      If your shares are held of record with EquiServe Trust Company, N.A., our transfer agent and registrar, we have enclosed a proxy card for your use. You may vote these shares by completing and returning the proxy card, or alternatively, calling a toll-free telephone number or using the Internet as described on the proxy card. If your shares are held by a broker or other nominee (i.e., in “street name”), they have enclosed a voting instruction form, which you should use to vote those shares. Whether you have the option to vote those shares by telephone or via the Internet is indicated on the voting instruction form.

      Your vote is important. Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares. If you attend the meeting, you may change your vote at that time.

      Thank you for your interest in our company.

Sincerely yours,

BRUCE W. WILKINSON

McDERMOTT INTERNATIONAL, INC.

1450 Poydras Street
P.O. Box 61961
New Orleans, Louisiana 70161-1961

Notice of 2002 Annual Meeting of Stockholders

       The 2002 Annual Meeting of the Stockholders of McDermott International, Inc., a Panama corporation, will be held in the La Salle Ballroom of the Hotel Inter-Continental at 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 1, 2002, at 9:30 a.m. local time, for the following purposes:

1. To elect three Directors;

2. To approve our 2001 Directors and Officers Long-Term Incentive Plan;

3. To approve the continuation of our existing Stockholder Rights Agreement;

4. To approve the retention of PricewaterhouseCoopers LLP as our independent accountants for fiscal year 2002; and

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      If you were a stockholder as of the close of business on March 22, 2002, you are entitled to vote at the meeting and at any adjournment thereof.

      Please indicate your vote as to the matters to be acted on at the meeting by following the instructions provided in the enclosed proxy card or voting instruction form, whether or not you plan on attending the meeting. If you attend the meeting, you may change your vote at that time.

      We have enclosed a copy of our 2001 Annual Report to Stockholders with this notice and proxy statement.

By Order of the Board of Directors,

JOHN T. NESSER, III
Secretary

Dated: March 29, 2002

PROXY STATEMENT FOR 2002 ANNUAL
MEETING OF STOCKHOLDERS

GENERAL INFORMATION

      We are mailing this proxy statement and accompanying proxy card to our stockholders beginning on March 29, 2002. Our Board of Directors is soliciting your proxy to vote your shares at our Annual Meeting to be held on May 1, 2002. We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. We have engaged The Corporate Governance Group of Strategic Stock Surveillance, LLC to assist in the solicitation for a fee of $5,000, plus out-of-pocket expenses. In addition to solicitation by mail and by The Corporate Governance Group of Strategic Stock Surveillance, LLC, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be compensated. If your shares are held through a broker or other nominee (i.e., in “street name”), we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “McDermott Thrift Plan”) or The Thrift Plan for Salaried Employees of Babcock & Wilcox Canada, the trustees of those plans have sent you this proxy statement and a voting instruction form, which you can use to direct the trustees on how to vote your plan shares.

VOTING INFORMATION

Record Date and Who May Vote

      Our Board of Directors selected March 22, 2002 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, EquiServe Trust Company, N.A., on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting. If your shares were held in street name on that date, the broker or other nominee that was the record holder of your shares has the authority to vote them at the Annual Meeting. They have forwarded to you this proxy statement seeking your instructions on how you want your shares voted.

      On the Record Date,                shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.

How to Vote

      You can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. By giving us your proxy, you will be directing us on how to vote your shares at the meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time. If your shares are held in street name, the broker or nominee that holds your shares has the authority to vote them and has enclosed a voting instruction form with this proxy statement. They will vote your shares as you direct on their voting instruction form. You can vote by completing the enclosed proxy card or voting instruction form and returning it in the enclosed U.S. postage prepaid envelope. If your shares are held in street name and you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee.

      If your shares are held of record, you also will be able to give us your proxy by calling a toll-free telephone number or using the Internet — 24 hours a day, seven days a week. If your shares are held in street name, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares. In either case, you should refer to the instructions provided in the enclosed proxy card or voting instruction form. Telephone and Internet voting procedures have been designed to verify your identity through a personal identification or control number and to confirm that your voting instructions have been properly recorded. If you vote using either of these electronic means, you will save us return mail expense.

      You may receive more than one proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Change Your Vote

      You may change your proxy voting instructions at any time prior to the stockholder vote at the Annual Meeting. For shares held of record, you may change your vote by written notice to our Corporate Secretary, granting a new proxy or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares in person, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

      For shares held in street name, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds such shares for you.

Quorum

      The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares using the enclosed proxy card or voting instruction form (including any telephone or Internet voting procedures provided), your shares will be counted toward a quorum, even if you abstain from voting as to a particular matter. Broker non-votes (i.e., shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter) also will count for quorum purposes.

Proposals to Be Voted on; Vote Required and How Votes Are Counted

      We are asking you to vote on the following:

•	the election of Joe B. Foster, John W. Johnstone, Jr. and Richard E. Woolbert to Class II of our Board of Directors, with a Class II term expiring at our Annual Meeting in 2005 (subject to our mandatory director retirement age);

•	to approve our 2001 Directors and Officers Long-Term Incentive Plan;

•	to approve the continuation of our existing Stockholder Rights Agreement; and

•	to retain PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent accountants for fiscal year 2002; and

      With the exception of the proposal to approve the continuation of our existing Stockholder Rights Agreement, each proposal, including the election of directors, requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote on the matter. The approval of the continuation of our existing Stockholder Rights Agreement requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote and actually voting on this matter at the Annual Meeting. In the election of directors, you may vote “FOR” all director nominees, “AGAINST” all director nominees or withhold your vote for any one or more of the director nominees. For the other proposals, you may vote “FOR” or “AGAINST” or abstain from voting. Because abstentions are counted for purposes of determining whether a quorum is present but are not affirmative votes for a proposal, they have the same effect as an “AGAINST” vote, in the case of each of the proposals other than the proposal to approve the continuation of our existing Stockholder Rights Agreement. Broker non-votes will have no effect on the vote on any of the proposals.

      If you submit a signed proxy card without specifying your vote, your shares will be voted “FOR” the election of all director nominees, the approval of McDermott’s 2001 Directors and Officers Long-Term

Incentive Plan, the approval of the continuation of McDermott’s Stockholder Rights Agreement and the retention of PricewaterhouseCoopers as our independent accountants for fiscal year 2002. If you hold your shares in street name and you do not instruct your broker or nominee how to vote such shares, they may vote your shares as they decide as to matters for which they have discretionary authority under New York Stock Exchange rules. Shares held by a broker or other nominee as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes.” While broker non-votes will be counted toward a quorum, they are not entitled to vote on, or considered present for purposes of, any matters for which the broker or nominee lacks the authority to vote. Therefore, they will have no effect on the vote on any such matter.

      We are not aware of any other matters that may be presented or acted on at the meeting. If you vote by signing and returning the enclosed proxy card or using its telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.

Confidential Voting

      All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;

•	in limited circumstances such as a proxy contest in opposition to our Board of Directors;

•	to permit independent inspectors of election to tabulate and certify your vote; or

•	to adequately respond to your written comments on your proxy card.

ELECTION OF DIRECTORS

(ITEM 1)

      Our Articles of Incorporation provide for the classification of our Board of Directors into three classes, as nearly equal in number as possible, with the term of office for each class expiring on the date of the third annual stockholders meeting for the election of directors following the most recent election of directors for that class. Our amended and restated By-Laws also provide that (1) beginning with our 2001 Annual Meeting, a person shall not be nominated for election or re-election to our Board of Directors if such person shall have attained the age of 70 prior to the date of election or re-election and (2) any director elected at or after that Annual Meeting who attains the age of 70 during his or her term shall be deemed to have resigned and retired at the first Annual Meeting following his or her attainment of the age of 70.

      The term of office of our Class II Directors — Joe B. Foster, John W. Johnstone, Jr. and Richard E. Woolbert — will expire at this year’s Annual Meeting. Mr. Johnstone, who was elected as a Class I Director at our 2001 Annual Meeting, was re-designated by the Board of Directors as a Class II Director on January 31, 2002 in order to establish a more equal number of directors in each of the three classes of the Board of Directors. On the nomination of our Board of Directors, Messrs. Foster, Johnstone and Woolbert will stand for re-election as Class II Directors at this year’s Annual Meeting. If elected, Mr. Foster will hold office until our Annual Meeting in 2005 and his successor is elected and qualified. As a result of the mandatory director retirement age described above, if elected, Mr. Johnstone will hold office until our Annual Meeting in 2003, which will be the first Annual Meeting following his attainment of the age of 70, and Mr. Woolbert will hold office until our Annual Meeting in 2004, which will be the first Annual Meeting following his attainment of the age of 70.

      Unless otherwise directed, the persons named as proxies in the enclosed proxy card intend to vote “FOR” the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board of Directors. However, we are not aware of any circumstances that would prevent any of the nominees from serving. Set forth below under “Class I Directors” and “Class III Directors” are the names of our other directors. Class III Directors will continue to serve until our Annual Meeting of Stockholders in 2003, and Class I Directors will continue to serve until our Annual Meeting of Stockholders in 2004. All directors have been previously elected by the stockholders or are standing for election as directors at this year’s Annual Meeting, other than Mr. Wilkinson, whose term as a Class III Director will expire at our Annual Meeting in 2003.

      Set forth below is certain information (ages are as of May 1, 2002) with respect to each nominee for election as a director and each director of our company.

		Director
Name and Principal Occupation	Age	Since

Class II Nominees
Joe B. Foster	67	1999
Non-executive Chairman of the Board of Newfield Exploration Company (an oil and gas exploration company) since 1989. Chief Executive Officer of Newfield Exploration Company from January 1989 to January 2000. From January 2000 to August 2000, he served as Interim Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated (an oilfield services company). He was also Executive Vice President of Tenneco Inc. from 1981 to 1988 and a director of Tenneco Inc. from 1983 to 1988. Mr. Foster is a past Chairman of the National Petroleum Council and has been a member of the Offshore Committee of the Independent Petroleum Association of America. Mr. Foster is also a director of New Jersey Resources Corporation.

		Director
Name and Principal Occupation	Age	Since

John W. Johnstone, Jr.	69	1995
Until his retirement in May 1996, he was Chairman of the Board from 1988 and Chief Executive Officer from 1987 of Olin Corporation (a manufacturer and supplier of chemicals, metals, defense-related products and services, and ammunition). He is also a director of Fortune Brands, Inc., The Phoenix Companies, Inc. and Arch Chemicals, Inc.

Richard E. Woolbert	68	1996
Until his retirement in January 1999, he was Executive Vice President and Chief Administrative Officer of McDermott from February 1995. Previously, Mr. Woolbert was Senior Vice President and Chief Administrative Officer of McDermott from August 1991.

Class I Directors

Philip J. Burguieres	58	1990
Chief Executive Officer of EMC Holdings, LLC, and Vice Chairman of the Houston Texans (a National Football League franchise). He serves as Chairman Emeritus and as a director of Weatherford International, Inc. (a diversified international energy services and manufacturing company) and formerly served as its Chairman of the Board from December 1992 to May 1998 and as its President and Chief Executive Officer from April 1991 to October 1996. He is also a director of Chase Bank of Texas, N.A. and Newfield Exploration Company.

Ronald C. Cambre	63	2000
Until in December 2001, he was Chairman of the Board of Newmont Mining Corporation (an international mining company) from January 1995, and its Chief Executive Officer from November 1993, until his retirement in December 2000. He was also President of Newmont Mining Corporation from June 1994 to July 1999. He is also a director of Newmont Mining Corporation, Cleveland-Cliffs Inc. and W. R. Grace & Co.

Bruce DeMars	66	1997
Partner in the RSD, LLC since August 2001 (introduces new products and services to industry and government) Prior thereto he was a Partner in the Trident Merchant Group and also Chief Executive Officer of the Non-Proliferation Trust, Inc. from February 1998 to June 2001. Admiral, United States Navy (retired). From 1988 until his retirement from the Navy in October 1996, he was Director, Naval Nuclear Propulsion, a joint Department of the Navy/Department of Energy program responsible for the design, construction, maintenance, operation and final disposal of reactor plants for the United States Navy. He is a director of Exelon Corporation.

		Director
Name and Principal Occupation	Age	Since

Class III Directors

Robert L. Howard	65	1997
Until his retirement in March 1995, he was Vice President Domestic Operations, Exploration and Production of Shell Oil Company and President of Shell Western Exploration and Production Inc. from 1992, and President of Shell Offshore, Inc. from 1985. He is also a director of Southwestern Energy Company and Ocean Energy, Inc.

John N. Turner	72	1993
Partner, Miller Thomson (barristers & solicitors), Toronto, Canada since 1990. Prior thereto, he was Prime Minister of Canada and then Leader of Opposition of the Parliament of Canada from 1984 to 1990. He is also a honorary director of E-L Financial Corporation and a director of Unique Broadband Systems, Inc.

Bruce W. Wilkinson	57	2000
Chairman of the Board and Chief Executive Officer of McDermott since August 2000, prior to which he was President and Chief Operating Officer from April 2000; Principal of Pinnacle Equity Partners, L.L.C. (a private equity group) from May 1999 to April 2000; Chairman and Chief Executive Officer of Chemical Logistics Corporation (a company formed to consolidate chemical distribution companies) from April 1998 to April 1999; President and Chief Executive Officer of Tyler Corporation (a diversified manufacturing and service company) from April 1997 to October 1997; Interim President and Chief Executive Officer of Proler International, Inc. (a ferrous metals recycling company) from July 1996 to December 1996; Chairman and Chief Executive Officer of CRSS, Inc. (a global engineering and construction services company) from October 1989 to March 1996; and prior to that President and Chief Executive Officer of CRSS, Inc. from 1982 to 1989.

Board of Directors and Its Committees

      Our Board of Directors maintains the following committees:

      Audit Committee. Our Audit Committee is currently composed of Messrs. Foster (Chairman), Cambre, Johnstone and Turner. During fiscal year 2001, the Audit Committee met six times. The Audit Committee’s role is one of financial oversight. Our management is responsible for preparing financial statements, and our independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditor’s work. The following functions are the key responsibilities of the Audit Committee in carrying out its oversight:

•	recommending the appointment of our independent auditors to the Board of Directors;

•	reviewing the scope of the independent auditors’ examination and the scope of activities of our internal audit department;

•	reviewing our financial policies and accounting systems and controls and our audited financial statements and interim financial statements;

•	preparing a report for inclusion in our proxy statement regarding its review of our audited financial statements for the last fiscal year, which report includes a statement on whether it recommended that the Board include those financial statements in our Annual Report on Form 10-K for such fiscal year;

•	approving and ratifying the duties and compensation of our independent auditors, both for audit and non-audit services; and

•	reviewing and assessing, on an annual basis, the adequacy of the Audit Committee’s charter and recommending revisions to the Board.

      The committee also reviews our compliance with its guidelines and policies relative to business conduct and ethics. The committee meets separately with the independent auditors and with members of the internal audit staff, outside the presence of management or other employees of ours, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information. The Audit Committee and the Board of Directors are ultimately responsible for the selection, evaluation and replacement of the independent auditors.

      Directors Nominating & Governance Committee. Our Directors Nominating & Governance Committee is currently composed of Messrs. Woolbert (Chairman), Burguieres, Howard and Johnstone. During fiscal year 2001, the Directors Nominating & Governance Committee met three times. This committee recommends to our Board of Directors (1) for approval and adoption, the qualifications, term limits and nomination and election procedures relating to our directors, and (2) nominees for election to our Board of Directors.

      Compensation Committee. Our Compensation Committee is currently composed of Messrs. Howard (Chairman), Cambre, DeMars and Johnstone. During fiscal year 2001, the Compensation Committee met five times. The Compensation Committee (1) determines the salaries of all our officers elected to their positions by our Board of Directors, and reviews and makes recommendations regarding the salaries of officers of our subsidiaries; (2) administers and makes awards under our stock, incentive compensation and supplemental compensation plans and programs; and (3) monitors and makes recommendations with respect to our and our subsidiaries’ various employee benefit plans, such as retirement and pension plans, thrift plans, health and medical plans, and life, accident and disability insurance plans.

      Special Committee. Our Special Committee is currently composed of Messrs. DeMars (Chairman), Foster, Turner and Woolbert. During fiscal year 2001, the Special Committee met two times. The Special Committee oversees and monitors the ongoing investigations by the U.S. Department of Justice and us into alleged anti-competitive activity in our marine construction business, other possible violations of law and related matters.

      Executive Committee. Our Executive Committee is currently composed of Messrs. Burguieres (Chairman), DeMars, Foster, Howard and Woolbert. During fiscal year 2001, the Executive Committee met four times. The Executive Committee has all the powers and authority of the Board of Directors in the management of the business and affairs of our company in its ordinary course of business, except that it does not have the power to (i) alter or amend our By-Laws, (ii) fill vacancies on our Board of Directors, the Executive Committee, or any other committee of our Board of Directors, (iii) recommend or approve amendments to our certificate or articles of incorporation, (iv) adopt an agreement of merger or consolidation, (v) recommend to our stockholders the sale, lease or exchange of all or substantially all of our property and assets, or a dissolution of our company or revocation of a dissolution, (vi) authorize the issuance, sale, repurchase or redemption of any of our equity or debt securities, (vii) establish or modify the investment guidelines, treasury or banking resolutions adopted by our Board of Directors, (viii) authorize the sale or purchase of debt or equity securities or other assets or investments having a value in excess of ten percent (10%) of our consolidated total current assets, or (ix) elect, retain or discharge officers or other employees.

Directors’ Attendance and Compensation

      Directors’ Attendance and Fees; Insurance. During fiscal year 2001, our Board of Directors held eight meetings. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served. Employee directors are not paid for their services as a director or as a member of any committee of the Board. All other directors are compensated as follows:

•	an annual stipend of $28,000, plus a fee of $2,500 for each Board meeting personally attended;

•	a fee of $1,000 for each Board meeting in which such director participates by telephone;

•	the Chairman of each Board committee receives an annual fee of $3,000;

•	each other member of a Board committee receives an annual fee of $2,500; and

•	each committee member also receives a fee of $1,650 for each committee meeting personally attended and a fee of $1,000 for each committee meeting in which such director participates by telephone.

      We also provide travel accident insurance and health care benefits to nonemployee directors under the same terms and conditions applicable to our employees.

      Directors Stock Plan. In addition to the fees and benefits provided to our directors described above, we currently have a directors stock plan under which we have granted stock options and issued restricted stock to our nonemployee directors. A maximum of 100,000 shares of our common stock may be issued under this plan, which we adopted and our stockholders approved in 1997. Under this directors stock plan:

•	each nonemployee director is granted options to purchase 900, 300 and 300 shares of our common stock on the first day of the first, second and third years, respectively, of such director’s term;

•	the options are granted at the fair market value of our common stock (average of high and low trading price) on the date of grant, become exercisable in full six months after the date of grant, and remain exercisable for ten years and one day after the date of grant;

•	each nonemployee director also is granted rights to purchase 450, 150 and 150 restricted shares of our common stock on the first day of the first, second and third years, respectively, of such director’s term at $1.00 per share;

•	shares of restricted stock are subject to transfer restrictions and forfeiture provisions, which generally lapse at the end of a director’s term;

•	if a change in control of our company occurs, all transfer restrictions and forfeiture provisions on restricted stock will lapse and all outstanding stock options will become immediately exercisable; and

•	we granted 5,100 options to acquire common stock and 2,550 shares of restricted stock under this directors stock plan during fiscal year 2001.

      On August 10, 2001, our Board of Directors approved the adoption of the McDermott International, Inc. 2001 Directors and Officers Long-Term Incentive Plan and granted to each of our directors 5,000 options subject to stockholder approval of the plan. Included within this proxy statement is a proposal seeking stockholder approval of the 2001 Directors and Officers Long-Term Incentive Plan. If approved by our stockholders, the 2001 Directors and Officers Long-Term Incentive Plan will replace the existing directors stock plan.

      Grant of Deferred Stock Units to Ronald C. Cambre. On January 31, 2002, we also made a one-time grant of 5,000 deferred units of restricted stock (“DSUs”) to Ronald C. Cambre. That grant was identical to the DSU grants we made to our other directors in fiscal year 2000. Under the terms of the DSU grant, each DSU represents the right to receive one share of our common stock upon vesting, which is the earlier of the third anniversary of the grant date (if Mr. Cambre is still serving as a member of the Board) or the termination of his service as a Board member due to death, total and permanent disability, or approved retirement; provided that the vesting of DSUs may be deferred by him for tax reasons. DSUs do not carry voting or cash dividend rights until vested and the underlying shares of common stock are issued; provided that they will accrue dividend equivalents in the form of additional DSUs if and when dividends are declared and paid on our common stock.

EXECUTIVE OFFICERS

      Set forth below is the age (as of May 1, 2002), the principal positions held with McDermott or certain subsidiaries, and certain other business experience information for each of our executive officers who is not a director of McDermott.

      Francis S. Kalman, 54, Executive Vice President and Chief Financial Officer of McDermott since February 15, 2002. Previously, he was Senior Vice President and Chief Financial Officer of Vector ESP, Inc. from March 2000 to February 2002, Principal of Pinnacle Equity Partners, LLC from April 1999 to March 2000, Executive Vice President and Chief Financial Officer of Chemical Logistics Corporation from February 1998 to April 1999, and Senior Vice President and Chief Financial Officer of Keystone International, Inc. from May 1996 to September 1997.

      David L. Keller, 48, President and Chief Operating Officer of our subsidiary The Babcock & Wilcox Company (“B&W”) since January 2002. Previously, he was Executive Vice President and Chief Operating Officer of B&W from March 2001 to January 2002; Senior Vice President, Service Group of B&W, from February 2001 to March 2001; President of Diamond Power International, Inc. (“DPII”) from March 1998 to February 2001; General Manager of DPII from February 1997 to March 1998; and General Manager of Allen-Sherman-Hoff, a division of Diamond Power Specialty Company, from December 1995 to February 1997.

      John T. Nesser, III, 53, Executive Vice President, General Counsel and Corporate Secretary since February 2001. Previously, he was Senior Vice President, General Counsel and Corporate Secretary from January 2000 to February 2001, prior to which he was Vice President and Associate General Counsel of McDermott from June 1999 and Associate General Counsel from October 1998. Prior thereto, he served as a managing partner of Nesser, King & LeBlanc, a New Orleans law firm, which he co-founded in 1985.

      Robert H. Rawle, 54, President and Chief Operating Officer of our subsidiary J. Ray McDermott, S.A. (“J. Ray McDermott”) since January 2002. Previously, he was President of J. Ray McDermott from January 1997. He was Vice President and Group Executive of J. Ray McDermott’s North, Central and South America Operations from January 1996 to January 1997 and Vice President, Domestic Operations of J. Ray McDermott from January 1995 to January 1996. From March 1993 to January 1995, he was Vice President of the Domestic Operations of our Marine Construction Services Division.

      Louis J. Sannino, 53, Senior Vice President, Human Resources and Corporate Compliance Officer of McDermott since October 2000; Vice President, Human Resources of McDermott from November 1998 to October 2000, prior to which he was Director, Human Resources of McDermott from April 1989.

      E. Allen Womack, Jr., 59, President of McDermott’s subsidiaries McDermott Incorporated and McDermott Technology, Inc. and President and Chief Operating Officer of BWX Technologies, Inc. He was also an Executive Vice President of McDermott from April 1998 until August 1999. Previously, he was Senior Vice President and Group Executive, Industrial Group, from September 1996; Senior Vice President and Group Executive, Shipbuilding and Industrial Group, from August 1995; and Senior Vice President, Research and Development and Contract Research Divisions, of B&W from February 1993.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the number of shares of our common stock beneficially owned as of December 31, 2001 (except as otherwise noted) by each director or nominee as a director, and each Named Executive Officer (as that term is defined under the caption “COMPENSATION OF EXECUTIVE OFFICERS”) and all our directors and executive officers as a group as of January 31, 2002, including shares which those persons have the right to acquire within 60 days of December 31, 2001 on the exercise of stock options.

Shares
Beneficially
Name	Owned

Philip J. Burguieres(1)	50,800
Ronald C. Cambre(2)	1,538
Bruce DeMars(3)	6,585
Joe B. Foster(4)	14,325
Robert L. Howard(5)	11,610
John W. Johnstone, Jr.(6)	10,855
Bruce F. Longaker, Jr.(7)	108,334
John T. Nesser, III(8)	43,484
Robert H. Rawle(9)	91,946
John N. Turner(10)	15,010
Bruce W. Wilkinson(11)	192,686
E. A. Womack, Jr(12)	89,795
Richard E. Woolbert(13)	246,144
All directors and executive officers as a group (15 persons)	934,253

(1)	Shares owned by Mr. Burguieres include 5,550 shares of common stock that he may acquire on the exercise of stock options as described above, and 450 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(2)	Shares owned by Mr. Cambre include 1,025 shares of common stock that he may acquire on the exercise of stock options as described above, and 450 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(3)	Shares owned by Mr. DeMars include 3,050 shares of common stock that he may acquire on the exercise of stock options as described above, and 450 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(4)	Shares owned by Mr. Foster include 1,550 restricted shares of common stock that he may acquire on the exercise of stock options as described above, and 750 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(5)	Shares owned by Mr. Howard include 3,777 shares of common stock that he may acquire on the exercise of stock options as described above, and 600 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(6)	Shares owned by Mr. Johnstone include 3,900 shares of common stock that he may acquire on the exercise of stock options as described above, and 450 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(7)	Shares owned by Mr. Longaker include 58,334 shares of common stock that he may acquire on the exercise of stock options as described above, and 40,000 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(8)	Shares owned by Mr. Nesser include 12,034 shares of common stock that he may acquire on the exercise of stock options as described above, and 26,000 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also included 1,450 shares of common stock held in the McDermott Thrift Plan.

(9)	Shares owned by Mr. Rawle include 21,424 shares of common stock that he may acquire on the exercise of stock options as described above, and 30,284 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 2,725 shares of common stock held in the McDermott Thrift Plan.

(10)	Shares owned by Mr. Turner include 4,550 shares of common stock that he may acquire on the exercise of stock options as described above, and 600 restricted shares of common stock as to which he has sole voting power but no dispositive power.

(11)	Shares owned by Mr. Wilkinson include 101,167 shares of common stock that he may acquire on the exercise of stock options as described above, and 45,000 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 519 shares of common stock held in the McDermott Thrift Plan.

(12)	Shares owned by Mr. Womack include 22,317 shares of common stock that he may acquire on the exercise of stock options as described above, and 36,160 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 3,398 shares of common stock held in the McDermott Thrift Plan.

(13)	Shares owned by Mr. Woolbert include 175,672 shares of common stock that he may acquire on the exercise of stock options as described above, and 750 restricted shares of common stock as to which he has sole voting power but no dispositive power. Also includes 5 shares of common stock held in a custodial account for an immediate family member under the Uniform Gifts to Minors Act as to which Mr. Woolbert disclaims beneficial ownership.

      Shares beneficially owned in all cases constituted less than one percent of the outstanding shares of common stock, except that the 934,253 shares of common stock beneficially owned by all directors and executive officers as a group constituted approximately 1.50% of the outstanding shares of common stock on December 31, 2001, less shares held by McDermott Incorporated, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding:

		Amount and
		Nature of
		Beneficial	Percent of
Title of Class	Name and Address of Beneficial Owner	Ownership	Class(1)

Common Stock	ICM Asset Management, Inc.	3,727,853 (2)	5.97%
	601 W. Main Avenue
	Spokane, WA 99201
Common Stock	Alton Anthony Gonsoulin, Jr.	3,200,000 (3)	5.13%
	3417 West Admiral Doyle Drive
	New Iberia, LA 70560

(1)	Percent of class based on the outstanding shares of our common stock on February 28, 2002, less shares held by McDermott Incorporated, plus those shares deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(2)	As reported on an Amendment No. 2 to Schedule 13G dated February 5, 2002.

(3)	As reported on a Schedule 13G dated August 28, 2000.

COMPENSATION COMMITTEE REPORT

To Our Stockholders

      The Compensation Committee is comprised of four independent, nonemployee directors who have no “interlocking” relationships with McDermott. This Committee exists to develop executive compensation policies that support McDermott’s strategic business objectives and values. Our duties include:

•	Reviewing and approving the design of McDermott’s executive compensation programs and all salary arrangements that its executives receive;

•	Assessing the effectiveness of McDermott’s executive compensation programs in light of its compensation policies; and

•	Evaluating executive performance.

Compensation Philosophy

      We adhere to an executive compensation philosophy that supports McDermott’s business strategies. These strategies are to:

•	Maximize profits;

•	Increase stockholder value;

•	Strengthen cash flow and liquidity;

•	Resolve B&W’s asbestos-related Chapter 11 reorganization proceeding in a timely and effective manner;

•	Reinforce operating discipline and excellence in each of McDermott’s operating groups; and

•	Pursue internal and external initiatives for growth.

      Our philosophy for executive compensation is to:

•	Manage compensation opportunities from a total compensation perspective that emphasizes at-risk compensation, while balancing short-term and long-term compensation to support McDermott’s business and financial strategic goals;

•	Structure compensation opportunities, to the extent possible, to be fully competitive to the marketplace so that compensation is contingent on performance measures that drive growth;

•	Reflect positive, as well as negative, company and individual performance in pay;

•	Emphasize equity-based compensation for McDermott executives to reinforce management’s focus on stockholder value;

•	Structure compensation programs to be flexible and focus on issues that are unique to business groups; and

•	Provide competitive pay opportunities that will attract, retain and develop executive talent.

      McDermott’s executives participate in a comprehensive compensation program built around this philosophy. The key components of this program include base salary, annual bonus opportunities, long-term equity-based incentives (stock options and restricted stock) and benefits.

      To ensure that its executive compensation levels are comparable to the practices of other similar companies, McDermott collects compensation data from several external sources. The data collected covers both specific industries in which McDermott competes and general industry. The industry-specific comparison is collected using a group of companies that have national and international business operations and sales volumes, market capitalizations, employment levels, and one or more lines of business that are similar to McDermott’s. We review and approve the selection of companies used for this purpose. This general industry comparison group includes more companies than the peer group used in the performance graph included in this proxy statement. We collect and review data annually to assess all components of executive compensation. Our annual review was completed with the assistance of the Management Compensation Group (“MCG”), an executive compensation consulting firm, which helped us revise McDermott’s executive compensation program to more clearly reflect a total compensation approach. Under this approach, McDermott’s executive compensation program gives us greater discretion (and approval authority) relative to performance thresholds, performance measurements, and bonus pools. We believe that, taken as a whole, McDermott’s executive compensation program is competitive within its industries.

      When setting compensation levels, we consider each component of an executive’s pay. Depending on the particular component involved, we use a combination of performance-based compensation formulas and discretion. Each component of McDermott’s executive compensation program and approved changes for fiscal year 2002 are discussed in greater detail below.

Base Salary

      Generally, salaries reflect an individual’s level of responsibility, prior experience, breadth of knowledge, personal contributions, position within McDermott’s executive structure and market pay practices. Overall, salaries are targeted at the median of the market practice, with annual adjustments based on performance. When making annual adjustments, we conduct a qualitative assessment of performance, which considers many factors, including individual performance, both past and present. The factors used in making this evaluation may vary by position.

      During fiscal year 2001, Bruce W. Wilkinson served as McDermott’s Chief Executive Officer. Mr. Wilkinson did not receive an increase during fiscal year 2001. For the 2001 fiscal year, Mr. Wilkinson’s base salary was $500,000. On January 1, 2002, his salary was increased 20% to $600,000. This salary reflects the Compensation Committee’s evaluation of Mr. Wilkinson’s individual contribution to McDermott’s financial performance for fiscal year 2001 as well as competitive data for chief executive officers of comparable companies.

      As part of the review conducted by MCG, a thorough analysis was performed to compare current executive salaries with comparable industry benchmarks. Generally speaking, salaries within 10% of the market median were considered to be fully competitive. Across-the-board salary increases were not granted McDermott’s executives for 2001. Instead, we focused on a new structure for annual cash incentives and an aggressive approach to long-term incentives

Annual Bonus

      As part of the short-term component of McDermott’s overall executive compensation program for fiscal year 2001, we provided bonus opportunities to officers and key executives through McDermott’s Executive Incentive Compensation Plan (the “EICP”). For fiscal year 2001, we provided annual bonus opportunities that focused on objectives that drive earnings and growth. Key employees at McDermott’s corporate headquarters and business groups whose effective performance can have a reasonable impact on McDermott’s tactical and strategic initiatives participated in the EICP. Each participant had a target award, expressed as a percentage (or multiplier) of their base annual salary. Business plan performance measures and individual performance measures were defined at the beginning of the year. To reflect McDermott’s commitment to reward performance that drives growth, bonus payments are capped at a maximum of 200% of the individual target award amount. If, at year’s end, we determine that the threshold measure was achieved, individual bonuses will be determined by and paid based on performance under business plan measures and by individual measures.

      A minimum, target and maximum level of performance was defined for each business plan measure. Target performance results in eligibility for payment of 100% of the targeted amount. Performance below the target, but above the threshold amount, and performance above the target, will result in a decreased or increased payout, respectively.

      Mr. Wilkinson’s fiscal year 2001 bonus payment was $800,000, which represents 160% of his base salary in effect at the beginning of fiscal year 2001 (versus an 80% target). Mr. Wilkinson’s bonus reflects superior performance under both the business plan measures and his individual measures. Other executive’s bonuses were determined based on the same factors.

      On January 30, 2002, the Committee adopted a policy that it will disregard income or losses attributable to McDermott’s pension funds for purposes of determining the degree of attainment of performance goals attributable to performance in fiscal year 2002 and later in connection with performance-based awards granted under the EICP (or any other plan providing performance-based compensation to its senior executives). This policy is consistent with a proposed Board of Directors’ policy set forth in a stockholder proposal sent to McDermott in November 2001, which was subsequently withdrawn due to the adoption of this policy by the Committee.

Long-Term Incentives

      McDermott believes that the interests of its stockholders are best served when a significant percentage of officers’ compensation opportunities is comprised of equity-based incentives that acquire value contingent upon increases in the share price for McDermott’s common stock and, to a lesser degree, other indicators that reflect improvements in business fundamentals. In determining the size and frequency of individual long-term incentive awards, the Committee considers:

•	market practices among similar companies;

•	level of responsibility;

•	individual performance; and

•	the potential of the grant recipient to affect future outcomes.

The Committee does not apply any specific weighting of these factors in its determinations.

      In 2001, McDermott awarded executives and key employees with equity based incentives through the 1996 Officer Long-Term Incentive Plan. In August 2001, the Board of Directors adopted the 2001 Directors and Officers Long-Term Incentive Plan (the “2001 LTIP”), subject to approval at the 2002 Annual Meeting of Stockholders. Under the 2001 LTIP, it is McDermott’s intention to review compensation opportunities annually and to make awards at such time and in such amounts as are required to accomplish the objectives described above.

      Stock Options. Stock options are granted to McDermott’s executives to provide an equity-based incentive component to their compensation. Under its 1996 Officer Long-Term Incentive Plan, McDermott granted stock options at exercise prices equal to the fair market value of the underlying common stock on the date of grant; consequently, executives do not realize value unless the stock price rises above the price on the date of grant. Stock option grants under the 2001 LTIP also will be made with exercise prices equal to the fair market value of the common stock on the date of grant.

      During fiscal year 2001, McDermott granted Mr. Wilkinson options to acquire 180,000 shares of common stock at an exercise price of $14.535 per share. These options vest one-third on each of the first three anniversaries of the date of grant.

      Performance Shares. In recent years, we granted to McDermott executives performance stock awards of restricted stock (“Performance Shares”) based on salary multiples corresponding to their titles and positions with McDermott and its subsidiaries. Performance Shares were made as notional grants of restricted stock. No shares were issued at the time of the grant. The number of shares of restricted stock actually received by a participant, if any, is determined on the second anniversary of the grant date by calculating the difference between the fair market value of a share of our common stock (based on the preceding 30-trading-day average) and the fair market value on the grant date. The difference is multiplied by the number of shares in an executive’s notional grant, and the resulting product is divided by the fair market value of our common stock as of the second anniversary of the grant date, calculated as described above. The resulting number is added to (in the case of an increase in share price) or subtracted from (in the case of a decrease in share price) the number of shares in an executive’s notional grant. The notional grant, as adjusted (to the extent not reduced to zero), is then issued to the executive as restricted stock on the second anniversary of the grant date. The restricted stock vests two years thereafter. Until then, the restricted shares are nontransferable and are subject to forfeiture under certain circumstances.

      For fiscal year 2001, we made grants of restricted stock under the 1996 Officer Long-Term Incentive Plan, instead of Performance Shares. Actual shares of stock were issued at the time of grant, the vesting of which will occur upon the earlier of the fifth anniversary of the award date or the achievement of pre-determined individual performance measures. Until such restricted stock vests, it is nontransferable and subject to forfeiture under certain circumstances. Holders of this restricted stock are entitled to vote and receive dividends paid, if any, on such shares prior to vesting. Restricted stock grants under the 2001 LTIP will be made on substantially the same terms.

      During fiscal year 2001, Mr. Wilkinson received 45,000 shares of restricted stock at zero cost with a fair market value on the date of grant of $14.535.

      The 2001 LTIP also includes the following features: participation by nonemployee directors; a complete menu of award types; flexibility in the design of each award type; and the transferability of stock options grants. Also included are provisions that would allow for but do not require compliance with IRS Section 162(m). The plan limits restricted stock grants to no more than 30% of shares approved for issuance under the plan.

      On March 6, 2002, McDermott granted Mr. Wilkinson, subject to stockholder approval of the 2001 LTIP, options to acquire 200,000 shares of our common stock and 50,000 shares of restricted stock at zero cost under the 2001 LTIP.

      The Committee feels that long term rewards for the executives of B&W will be most effective if they are designed around the performance of the Babcock & Wilcox unit — independent of McDermott. On March 6, 2002, the Committee approved the 2002 Babcock & Wilcox Performance Incentive Plan for The Babcock & Wilcox Company to provide long term incentive opportunities whose value will be determined by B&W performance.

Benefits

      Benefits offered to key executives serve a different purpose than the other elements of McDermott’s compensation program. In general, they provide a safety net of protection against financial catastrophes that can result from illness, disability or death. Benefits offered to key executives are generally the same as those offered to the general employee population, with some variation to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

Policy with Respect to Section 162(m)

      Section 162(m) of the Internal Revenue Code limits McDermott’s tax deductions relating to the compensation paid to certain executive officers, unless the compensation is performance-based and the material terms of the applicable performance goals are disclosed to and approved by McDermott’s stockholders. All of McDermott’s past executive compensation plans have received stockholder approval and were prepared with the intention that McDermott’s incentive compensation would qualify as performance-based compensation under Section 162(m).

      While we intend to continue to rely on performance-based compensation programs, we are cognizant of the need for flexibility in making executive compensation decisions, based on the relevant facts and circumstances, so that the best interests of McDermott are achieved. To the extent consistent with this goal, we will attempt to satisfy the requirements of Section 162(m) in the future.

Conclusion

      We believe McDermott’s executive compensation policies and programs serve the interests of its stockholders and McDermott effectively, and that the various pay vehicles offered are appropriately balanced to provide appropriate motivation for executives to contribute to McDermott’s overall future success, thereby enhancing the value of McDermott for its stockholders’ benefit.

      We will continue to monitor the effectiveness of McDermott’s total compensation programs to meet the current needs of the company.

THE COMPENSATION COMMITTEE
R. L. Howard, Chairman
R. C. Cambre
B. DeMars
J. W. Johnstone, Jr.

PERFORMANCE GRAPH

      The following graph compares the yearly percentage change in McDermott’s cumulative total return on its common stock over the preceding five-year period with the cumulative total return of the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and with a peer group of publicly traded companies over the same period. The 2001 Peer Group consists of Cal Dive International, Inc., Fluor Corporation, Foster Wheeler Corporation, Global Industries, Ltd., Gulf Island Fabrication, Inc., Halliburton Company, Jacobs Engineering Group, Inc., Oceaneering International, Inc., Stolt Offshore S.A., and Technip-Coflexip.

Comparison of Cumulative Total Return*

McDermott International, Inc.; S&P 500; and Peer Groups

*	Assumes $100 invested on March 31, 1996 in our common stock; S&P 500; and the Peer Group and the reinvestment of dividends as they are paid.

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

McDermott International, Inc.	$100.00	$218.52	$148.26	$55.07	$66.05	$75.39
S&P 500.	$100.00	$133.32	$171.33	$207.33	$188.42	$166.12
Peer Group	$100.00	$126.45	$86.86	$111.29	$108.50	$63.17

COMPENSATION OF EXECUTIVE OFFICERS

      The following table summarizes the annual and long-term compensation of our Chief Executive Officer (“CEO”), and the four highest paid executive officers other than our CEO (collectively, the “Named Executive Officers”) for our fiscal years ended December 31, 2001 and 2000, the nine-month transition period ended December 31, 1999 and our fiscal year ended March 31, 1999.

Summary Compensation Table

			Annual Compensation(1)				Long-Term Compensation

							Awards		Payouts

								Securities
						Other		Underlying		All
		Period				Annual	Restricted	Stock	LTIP	Other
Name	Principal Position	Ended	Salary	Bonus		Comp.(2)	Stock(3)	Options(4)	Payout	Comp.(5)

B.W. Wilkinson(6)	Chairman & Chief	12/01	$500,004	$800,000		$—	$671,486	180,000	$0	$6,336
	Executive Officer	12/00	$337,503	$350,000	(7)	$54,212	$0	303,500	$0	$0
B.F. Longaker, Jr.	Former Exec. Vice	12/01	$267,708	$357,500		$—	$337,500 (8)	175,000 (8)	$0	$0
	President & CFO
J.T. Nesser, III	Exec. Vice President,	12/01	$313,590	$335,000		$—	$387,969	104,000	$0	$5,109
	General Counsel &	12/00	$275,640	$100,000		$—	$0	36,100	$0	$7,177
	Corporate Secretary	12/99	$181,935	$54,035		$—	$0	0	$0	$1,216
		3/99 (9)	$107,520	$86,016		$—	$0	8,420	$0	$0
R.H. Rawle	President & COO,	12/01	$367,620	$370,000		$—	$401,698	107,680	$0	$5,106
	J. Ray McDermott	12/00	$365,200	$100,000		$—	$0	64,270	$0	$5,106
		12/99	$266,715	$44,339		$—	$0	0	$0	$3,762
		3/99	$343,800	$378,180		$—	$0	36,040	$0	$5,508
E.A. Womack, Jr.	President & COO,	12/01	$385,440	$396,000		$—	$399,310	107,040	$0	$5,105
	BWX Technologies, &	12/00	$382,940	$296,789		$—	$0	66,950	$0	$5,107
	President of	12/99	$277,830	$244,490		$—	$0	0	$0	$4,314
	McDermott	3/99	$359,640	$359,640		$—	$0	26,930	$0	$7,230
	Incorporated and McDermott Technology

(1)	Includes salary and bonus earned in a fiscal period, whether or not deferred. Bonuses are paid after the fiscal period during which they are earned. Salaries and bonuses for the nine-month transition period ended December 31, 1999 (resulting from a change in our fiscal year from a March 31 to December 31 year end) reflect only the amounts paid to the Named Executive Officers for that nine-month period.

(2)	The aggregate value of perquisites and other personal benefits received by a Named Executive Officer during a fiscal period is not included if it does not exceed the lesser of $50,000 or 10 percent of the total amount of such officer’s salary and bonus for that period. For the fiscal year ended December 31, 2000, the amount shown for Mr. Wilkinson is attributable to relocation expenses.

(3)	Restricted stock awards are valued at the closing market price of common stock on the date of grant.

As of December 31, 2001, the total number of restricted stock held by the Named Executive Officers and their market value (based on a closing market price on December 31, 2001 of $12.2656 net of any consideration paid for such shares) are as follows:

	Shares of	Market
Name	Restricted Stock	Value

Wilkinson	45,000	$551,952
Longaker	40,000	$490,624
Nesser	26,000	$318,906
Rawle	30,284	$368,087
Womack	36,160	$434,124

Dividends are paid on restricted stock at the same time and at the same rate as dividends paid to all stockholders. Grants of restricted stock in 2001 vest on the third anniversary of the grant date based on the attainment of predetermined financial goals but in no event later than five years after the date of grant. In the event of a change of control of our company, the Compensation Committee may cause all restrictions to lapse. In connection with his resignation from all positions with McDermott effective February 28, 2002. Mr. Longaker received $200,000 in exchange for his forfeiture of his shares of restricted stock shown in the table above.

(4)	Stock option grant for fiscal year 1999 includes 36,040 options to acquire J. Ray McDermott common stock (“JRM common stock”) granted to Mr. Rawle in his capacity as an officer of J. Ray McDermott. In connection with our acquisition of the outstanding minority public interest in J. Ray McDermott in July 1999 (the “JRM Merger”), all unexercised options to acquire JRM common stock (“JRM stock options”) became vested options to purchase shares of our common stock. As a result of the JRM Merger, we granted Mr. Rawle stock options for 62,555 shares of our common stock in exchange for his JRM stock options for 48,500 shares of JRM common stock.

(5)	Amounts shown for each Named Executive Officer for the fiscal year ended December 31, 2001 are attributable to our matching contributions to such officer’s contribution under the McDermott Thrift Plan.

(6)	Reflects only the compensation paid to Mr. Wilkinson since he joined our company in April 2000.

(7)	Includes a $100,000 signing bonus.

(8)	Reflects an award granted to Mr. Longaker on December 18, 2000. Mr. Longaker exercised options for 58,334 shares on February 25, 2002. Longaker resigned from all positions with McDermott effective February 28, 2002, and he forfeited his rights to his remaining stock options in connection with his resignation.

(9)	Reflects only the compensation paid to Mr. Nesser from the time he joined our company in October 1998 through March 1999.

Option Grant Table

      The following table provides information about option grants to the Named Executive Officers during fiscal year 2001. Options granted in fiscal year 2001 vest in equal installments of one-third on the first, second and third anniversaries of the date of grant and expire ten years from the date of grant. In general, vesting is contingent on continuing employment with us or one of our subsidiaries. In the event of a “change in control” of our company, all options vest and become immediately exercisable.

Option Grants in Fiscal Year 2001

	Individual Grants

	Number of				Potential Realizable Value at
	Securities	% of Total			Assumed Annual Rates of Stock
	Underlying	Options			Price Appreciation for Option
	Options	Granted to	Exercise		Term(1)
	Granted in	Employees in	Price (Per	Expiration
Name	2001	2001(2)	Share)(3)	Date	5%	10%

B.W. Wilkinson
Common Stock	180,000	9.37	$14.5350	03/06/11	$1,645,377	$4,169,708
B.F. Longaker, Jr.
Common Stock	175,000	8.35	$8.66	12/18/10	$953,090	$2,415,317
J.T. Nesser, III
Common Stock	104,000	5.41	$14.5350	03/06/11	$950,662	$2,409,165
R.H. Rawle
Common Stock	107,680	5.60	$14.5350	03/06/11	$984,301	$2,494,412
E.A. Womack, Jr.
Common Stock	107,040	5.57	$14.5350	03/06/11	$978,451	$2,479,587
All Stockholders(4)
Common Stock	—	—	$14.5350	—	$565,163,806	$1,432,236,133

(1)	Potential Realizable Value is based on the assumed annual growth rates for each of the grants shown over their ten-year option term. For example, if the exercise price is $14.5350, a 5% annual growth rate over ten years results in a stock price of $23.676 per share, and a 10% rate results in a price of $37.70 per share. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. Zero percent appreciation in stock price will result in no gain.

(2)	Based on options to acquire 2,091,330 shares of common stock granted to all employees of McDermott and its subsidiaries during fiscal year 2001. This number also includes 175,000 shares of common stock granted to Mr. Longaker on December 18, 2000.

(3)	Fair market value on date of grant.

(4)	Reflects an award granted to Mr. Longaker on December 18, 2000. Mr. Longaker exercised options for 58,334 shares on February 25, 2002. Mr. Longaker resigned from all positions with McDermott effective February 28, 2002, and he forfeited his rights to his remaining stock options in connection with his resignation.

(5)	Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 61,827,465 outstanding shares of common stock on December 31, 2001. The Named Executive Officers gains as a percentage of the total dollar gains shown for all stockholders are approximately 0.98.

Option Exercises and Year-End Value Table

      The following table provides information concerning the exercise of stock options during fiscal year 2001 by each of the Named Executive Officers and the value at December 31, 2001 of unexercised options held by those persons. The value of unexercised options reflects the increase in market value of our common stock from the date of grant through December 31, 2001 (when the fair market value of our common stock was $12.3281 per share). The actual value realized on option exercise will depend on the value of our common stock at the time of exercise.

Aggregated Option Exercises in Fiscal Year 2001

and Fiscal Year-End Option Values

	Number of		Total Number of		Total Value of Unexercised,
	Shares		Unexercised Options Held		In-The-Money Options Held
	Acquired		at Fiscal Year-End		at Fiscal Year-End
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

B.W. Wilkinson
Common Stock	0	$—	101,167	382,333	$427,934	$855,864
B.F. Longaker, Jr.
Common Stock	0	$—	58,334	116,666	$213,975	$427,943
J.T. Nesser, III
Common Stock	0	$—	12,034	128,066	$35,161	$70,316
R.H. Rawle
Common Stock	0	$—	21,424	150,526	$62,597	$125,187
E.A. Womack, Jr.
Common Stock	0	$—	22,317	151,673	$65,206	$130,409

Tetrault Severance Agreement

      In connection with Mr. Roger E. Tetrault’s retirement as McDermott’s Chairman and Chief Executive Officer on August 1, 2000, Mr. Tetrault entered into a severance agreement with McDermott pursuant to which he received his annual salary of $800,000 until October 1, 2001, and received a pro rata bonus for 2001 of $335,079.

Retirement Plans

      Pension Plans. We maintain retirement plans that are funded by a trust(s) that cover substantially all regular full-time employees of McDermott and its subsidiaries, except certain nonresident alien employees who are not citizens of a European Community country or who do not earn income in the United States, Canada or the United Kingdom. Officers who are employees of McDermott or certain of its subsidiaries, including McDermott Incorporated and B&W, are covered under The Retirement Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “McDermott Retirement Plan”). Under the McDermott Retirement Plan, B&W employees and other employees that began their career with B&W (collectively, the “B&W tenured employees”) receive different benefit amounts than other employees. Officers who are employed by J. Ray McDermott or certain of its subsidiaries or affiliates are covered under The Retirement Plan of Employees of J. Ray McDermott Holdings, Inc. (the “J. Ray McDermott Retirement Plan”). Employees do not contribute to either of these plans, and company contributions are determined on an actuarial basis. An employee must be employed by the applicable company or a subsidiary for one year prior to participating in the plans and must have five years of continuous service to vest in any accrued benefits under the plans. To the extent benefits payable under these qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by the applicable company or a subsidiary under the terms of unfunded excess benefit plans maintained by them (the “Excess Plans”).

      The benefit amounts payable under the McDermott Retirement Plan to participants who are not B&W tenured employees are the same as those payable to employees covered under the J. Ray McDermott Retirement Plan. The following table shows the annual benefit payable to non-B&W tenured employees under the McDermott Retirement Plan and to J. Ray McDermott employees under the J. Ray McDermott Retirement Plan, at age 65 (the normal retirement age), who retire in 2002 in accordance with the lifetime-only method of payment and before profit sharing plan offsets. Benefits are based on the formula of a specified percentage (dependent on years of service) of average annual basic earnings (exclusive of bonus and allowances) during the 60 successive months out of the 120 successive months before retirement in which such earnings were highest (“Final Average Earnings”), less a specified percentage of anticipated social security benefits. As of December 31, 2001, Mr. Rawle had Final Average Earnings of $334,511 and 23.25 years of credited service under the J. Ray McDermott Retirement Plan and Messrs. Longaker, Nesser and Wilkinson had not vested in any accrued benefits under the McDermott Retirement Plan. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

McDermott Retirement Plan Benefits for Non-B&W Tenured Employees

and J. Ray McDermott Retirement Plan Benefits

Final	Annual Benefits at Age 65 for Years of Service Indicated
Average
Earnings	10	15	20	25	30	35	40

300,000	48,008	72,012	96,016	120,020	144,024	168,028	192,032
325,000	52,175	78,262	104,349	130,437	156,524	182,611	208,699
350,000	56,341	84,512	112,683	140,853	169,024	197,195	225,365

      The following table shows the annual benefit payable under the McDermott Retirement Plan at age 65 (the normal retirement age) to B&W tenured employees who retire in 2002 in accordance with the lifetime-only method of payment. B&W benefits are based on the formula of a specified percentage (dependent on the level of wages subject to social security taxes during the employee’s career) of average annual earnings (inclusive of bonuses) during the 60 successive months out of the 120 successive months prior to retirement in which such earnings were highest (“B&W Final Average Earnings”). B&W Final Average Earnings and credited service under the McDermott Retirement Plan as of December 31, 2001 for Mr. Womack was $609,111 and 26.25 years. Unless elected otherwise by the employee, payment will be made in the form of a joint and survivor annuity of equivalent actuarial value to the amount shown below.

McDermott Retirement Plan Benefits for B&W Tenured Employees

B&W
Final	Annual Benefits at Age 65 for Years of Service Indicated
Average
Earnings	10	15	20	25	30	35	40

500,000	62,500	93,750	125,000	156,250	187,500	218,750	250,000
600,000	75,000	112,500	150,000	187,500	225,000	262,500	300,000
700,000	87,500	131,250	175,000	218,750	262,500	306,250	350,000

      Supplemental Executive Retirement Plan. We maintain an unfunded Supplemental Executive Retirement Plan (the “SERP”). The SERP covers certain of our officers and officers of some of our subsidiaries, including McDermott Incorporated, J. Ray McDermott and B&W. Generally, benefits are based on a specified percentage (determined by age, years of service and date of initial participation in the SERP) of final three-year average cash compensation (salary plus supplemental compensation for the highest three out of the last ten fiscal years of service) or three-year average cash compensation prior to the SERP scheduled retirement date, whichever is greater. The maximum benefit may not exceed 60% (depending on the date of initial participation in the SERP) of such three-year average cash compensation. Payments under the SERP will be reduced by an amount equal to pension benefits payable under any other retirement plan maintained by us or any of our subsidiaries. The SERP also provides a surviving spouse death benefit. Before giving effect to such reductions, the approximate annual benefit payable under the SERP to Messrs. Nesser, Rawle, Wilkinson and Womack and at retirement age as stated in the SERP is 60% of each such person’s final three-year average cash compensation.

      We have established a trust (the assets of which constitute corporate assets) designed to ensure the payment of benefits arising under the SERP, the Excess Plans and certain other contracts and arrangements (collectively, the “Plans”) in the event of an effective change in control of McDermott. Although we would retain primary responsibility for such payments, the trust would provide for payments to designated participants, in the form of lump-sum distributions, if certain events occur following an effective change in control of McDermott, including but not limited to our failure to make such payments and the termination of a participant’s employment under certain specified circumstances. In addition, with respect to benefits that otherwise would have been paid in the form of an annuity, the trust provides for certain lump-sum equalization payments, which, when added to the basic lump-sum payments described above, would be sufficient, after payment of all applicable taxes, to enable each active participant receiving a lump-sum distribution to purchase an annuity that would provide such participant with the same net after-tax stream of annuity benefits that such participant would have realized had he retired as of the date of the lump-sum distribution and began receiving annuity payments at that time under the terms of the applicable Plan, based on salary and service factors at the time of the effective change in control. With respect to designated participants who retire before an effective change in control and who receive a basic lump-sum distribution under the circumstances described above, the trust provides for similar lump-sum equalization payments, based on salary and service factors at the time of actual retirement.

APPROVAL OF McDERMOTT’S

2001 DIRECTORS AND OFFICERS LONG-TERM INCENTIVE PLAN

(ITEM 2)

      Our success depends, in large measure, on our ability to recruit and retain executive officers, directors and key employees with outstanding ability and experience. We also believe there is a need to align our directors’ and officers’ interests with those of our stockholders by encouraging directors and officers to own stock and by conditioning directors’ and officers’ compensation on the achievement of our financial goals. In order to accomplish these objectives, the Board of Directors has adopted the McDermott International, Inc. 2001 Directors and Officers Long-Term Incentive Plan (which we refer to as the “plan”). The plan is subject to approval by our stockholders as described below. If the plan is not approved by the stockholders, it will not become effective. The plan will provide for the continued availability of stock incentives of the nature provided by the 1997 Director Stock Plan (the “prior directors’ plan”) and the 1996 Officer Long-Term Incentive Plan (the “prior officers’ plan”), as well as other types of awards.

      The objectives of the plan are to attract, motivate and retain high quality individuals as our officers, employees, directors and independent contractors, to promote the success and enhance the value of our company by linking the personal interests of participants to those of our stockholders and to provide participants with an incentive for outstanding performance. These objectives are to be accomplished by making cash and other awards under the plan and thereby providing participants with a proprietary interest in the growth and performance of our company.

Summary Description of the Plan

      The following summary of the terms of the plan is qualified in its entirety by reference to the text of the plan, which is attached as Appendix A to this Proxy Statement. If adopted by our stockholders, the plan will be effective as of August 10, 2001.

      Administration. The plan will be administered by the Compensation Committee of our Board of Directors. The Compensation Committee will select the participants and determine the type or types of awards and the number of shares or units to be optioned or granted to each participant under the plan. All or part of the award may be subject to conditions established by the Compensation Committee, which may include continuous service with our company, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates or other comparable measures of performance. The Compensation Committee will have full and final authority to implement the plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the plan. The Compensation Committee may delegate its duties under the plan to our chief executive officer and other senior officers.

      Eligibility. Members of the Board of Directors, executive officers and key employees of our company and its subsidiaries, as well as consultants, are eligible to participate in the plan. The Compensation Committee will select the participants for the plan. Any participant may receive more than one award under the plan. Presently, 402 current and former employees and 18 current and former members of the Board of Directors participate in the prior officers’ plan and the prior directors’ plan, respectively. Because the plan provides for broad discretion in selecting participants and in making awards, however, the total number of persons who will participate and the respective benefits to be awarded to them cannot be determined at this time.

      Shares Available For Issuance Through the Plan. The plan provides for a number of forms of stock-based compensation, as further described below. Up to 3,000,000 shares of our common stock are authorized for issuance through the plan, of which a maximum of 30 percent may be awarded pursuant to grants in the form of restricted stock, deferred stock units and performance shares. The shares to be issued will consist of authorized but unissued shares, shares that have been issued and reacquired as treasury shares and shares that were approved pursuant to our 1987 Long-Term Incentive Compensation Program, the 1992 Officer Stock Incentive Program, the 1996 Officer Long-Term Incentive Plan or the prior directors’ plan that as of August 10, 2001 had not been awarded or had been canceled, terminated, forfeited, expired, settled in cash in lieu of shares of common stock or exchanged for a consideration that did not involve shares. The plan also permits the reuse or reissuance by the plan of shares of common stock underlying canceled, expired, terminated or forfeited awards of stock-based compensation granted under the plan, as well as shares tendered in payment of a stock option exercise price or withheld by us to pay taxes on an award, subject to restrictions imposed under the Securities and Exchange Commission’s short-swing trading rules. As of March 22, 2002, the closing price of a share of our common stock on the New York Stock Exchange was $          .

      The Compensation Committee may make appropriate adjustments in the number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the exercise or other applicable price and other value determinations applicable to outstanding awards under the plan to reflect any amendment to the plan, stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event.

      Types of Awards Under the Plan. The Compensation Committee may award to participants incentive and nonqualified stock options, stock appreciation rights, restricted stock, deferred stock units and performance shares and performance units, subject to satisfaction of specific performance goals. The forms of awards are described in greater detail below.

      Stock Options. The Compensation Committee will have discretion to award incentive stock options and nonqualified stock options. A stock option is a right to purchase a specified number of shares of common stock at a specified grant price. An incentive stock option is intended to qualify as such under Section 422 of the Internal Revenue Code (which we refer to as the Code). Under the plan, no participant may be granted options during any fiscal year that are exercisable for more than 400,000 shares of our common stock. The exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant. Subject to the specific terms of the plan, the Compensation Committee will have discretion to determine the number of shares, the exercise price, the terms and conditions of exercise, whether an option will qualify as an incentive stock option under the Code and set such additional limitations on and terms of option grants as it deems appropriate.

      Options granted to participants under the plan will expire at such times as the Compensation Committee determines at the time of the grant, but no option will be exercisable later than ten years from the date of grant. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant’s employment. The termination provisions will be determined within the discretion of the Compensation Committee, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment.

      Upon the exercise of an option granted under the plan, the option price is payable in full to us (i) in cash, (ii) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender), (iii) if permitted in the award agreement, by a combination of (i) and (ii), or (iv) by any other method approved by the Compensation Committee in its sole discretion at the time of the grant and as set forth in the award agreement.

      Stock Appreciation Rights. Under the plan, the Compensation Committee may grant participants stock appreciation rights (which we refer to as “freestanding SARs”) independently of any options. The grant price of a freestanding SAR is not less than the fair market value of a share of our common stock on the date of grant, as reported on the New York Stock Exchange. Upon the exercise of a freestanding SAR, the participant will be entitled to receive the excess of the fair market value of a share of common stock on the date of exercise over the grant price multiplied by the number of shares with respect to which the freestanding SAR is exercised, payable in cash, in shares of our common stock or in a combination of both, as determined by the Compensation Committee in its sole discretion.

      Freestanding SARs will be granted in such amounts and with such terms, and will become exercisable at such time or times, as the Compensation Committee shall determine. No participant may be granted freestanding SARs during any fiscal year that are exercisable for more than 400,000 shares of our common stock, and no freestanding SAR granted under the plan may be exercisable more than ten years after the date of grant. The Compensation Committee will determine the exercisability of any SAR in the event of termination employment for any reason.

      Restricted Stock. The Compensation Committee also will be authorized to award restricted shares of common stock under the plan on such terms and conditions as it shall establish. Although recipients will have the right to vote restricted shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Compensation Committee in its sole discretion. The award agreement will specify the periods of restriction, the number of restricted shares of common stock granted, restrictions based on achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. Participants will receive dividends on their shares of restricted stock and the Compensation Committee in its discretion will determine how dividends on restricted shares are to be paid.

      Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant’s employment. These provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all shares of restricted stock issued pursuant to the plan and may reflect distinctions based on reasons for termination of employment.

      Deferred Stock Units. An award of a deferred stock unit constitutes an agreement by us to deliver shares of our common stock to a participant in the future in consideration of the performance of services. Deferred stock units may be granted by the Compensation Committee on such terms and conditions as it may establish. The deferred stock unit award agreement will specify the vesting period or periods, the number of deferred stock units granted, the specific performance objectives and such other conditions as may apply to the award. During the applicable vesting period, participants will have no voting rights with respect to the shares of common stock underlying a deferred stock unit grant. However, participants may receive dividend equivalents on the shares underlying their deferred stock unit grant in the form of cash or additional deferred stock units if a regular dividend is paid with respect to the underlying shares.

      Upon expiration of the applicable vesting period, the holder of deferred stock units will be entitled to receive payment equal to the fair market value of a share of common stock for each deferred stock unit, in cash or in shares of our common stock, as determined by the Compensation Committee in its sole discretion.

      Each award agreement for deferred stock units will set forth the extent to which the participant will have the right to retain unvested deferred stock units following termination of service. These provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on reasons for termination of service.

      Performance Shares and Performance Units. Performance units and performance shares are forms of performance awards that are subject to the attainment of one or more pre-established performance goals during a designated performance period. Performance units and performance shares may be granted by the Compensation Committee at any time in such amounts and on such terms as the Compensation Committee determines. Each performance unit will have an initial value that is established by the Compensation Committee at the time of grant. Each performance share will have an initial value equal to the fair market value of a share of our common stock on the date of grant, as reported on the New York Stock Exchange. The Compensation Committee in its discretion will determine the applicable performance period and will establish performance goals for any given performance period. When the performance period expires, the holder of performance shares or performance units will be entitled to receive a payout on the units and/or shares earned over the performance period based on the extent to which the performance goals have been achieved. At the discretion of the Compensation Committee, participants holding performance shares and/or performance units may be entitled to receive dividend units for dividends declared with respect to the underlying shares.

      Payments may be made in cash or in shares of common stock that have an aggregate fair market value equal to the earned performance units or performance shares on the last day of the applicable performance period, as reported on the New York Stock Exchange. Each award agreement will set forth the extent to which the participant will have the right to receive a payout of these performance shares and/or performance units following termination of the participant’s service. The termination provisions will be determined by the Compensation Committee in its sole discretion, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of service.

      No more than 200,000 shares of common stock may be granted in the form of awards of restricted stock, deferred stock units and performance shares to any participant in any fiscal year. No more than $2,000,000 may be paid in cash to any participant with respect to performance units granted in any fiscal year, as valued on the date of each grant.

      Performance Measures. The Compensation Committee may grant awards under the plan to eligible employees subject to the attainment of specified performance measures. The number of performance-based awards granted to an executive officer or key employee in any year will be determined by the Compensation Committee in its sole discretion, subject to the limitations set forth in the plan. The value of each performance-based award will be determined solely on the achievement of the pre-established, objective performance goals during each performance period. The duration of a performance period is set by the Compensation Committee. A new performance period may begin every year, or at more frequent or less frequent intervals, as determined by the Compensation Committee. The Compensation Committee will establish, in writing, the objective performance goals applicable to the valuation of performance-based awards granted in each performance period, the performance measures that will be used to determine the achievement of those performance goals and any formulas or methods to be used to determine the value of the performance-based awards.

      Performance measures will be defined by the Compensation Committee on a consolidated, group or division basis or in comparison to one or more peer groups or indices. Performance measures selected by the Compensation Committee will be one or more of the following: cash flow, cash flow return on capital, cash flow return on assets, cash flow return on equity, net income, return on capital, return on assets, return on equity, share price, earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, and total return to stockholders. Following the end of a performance period, the Compensation Committee will determine the value of the performance-based awards granted for the period based on its determination of the degree of attainment of the pre-established objective performance goals. The Compensation Committee will also have discretion to reduce (but not to increase) the value of a performance-based award to “Covered Employees,” as defined in Section 162(m) of the Code. The Compensation Committee will certify, in writing, that the award is based on the degree of attainment of the pre-established objective performance goals. As soon as practicable thereafter, payment of the awards to employees, if any, will be made in the form of shares of our common stock.

      Deferrals. The Compensation Committee will have the discretion to provide for the deferral of an award or to permit participants to elect to defer payment of some or all types of awards.

      Change in Control. The treatment of outstanding awards upon the occurrence of a change in control (as defined in the plan) will be determined in the sole discretion of the Compensation Committee and will be described in the applicable award agreements and need not be uniform among all awards granted under the plan.

      Adjustment and Amendments. The plan provides for appropriate adjustments in the number of shares of our common stock subject to awards and available for future awards in the event of changes in our outstanding common stock by reason of a merger, stock split, or certain other events. The plan may be modified, altered, suspended or terminated by the Board of Directors at any time and for any purpose that the Board of Directors deems appropriate, but no amendment to the plan shall adversely affect any outstanding awards without the affected participant’s consent, and stockholder approval is required if an amendment will materially modify the plan or is otherwise required by applicable law.

      Transferability. Except as otherwise specified in a participant’s award agreement, no derivative security granted pursuant to, and no right to payment under, the plan will be assignable or transferable by a plan participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and any right granted under the plan will be exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative.

      Duration of the Plan. The plan will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the plan and all performance periods for performance-based awards granted thereunder have been completed. However, in no event will any award be granted under the plan on or after August 10, 2011.

United States Federal Income Tax Consequences

      Stock Options. Some of the options issuable under the plan may constitute incentive stock options within the meaning of Section 422 of the Code, while other options granted under the plan may be nonqualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded nonqualified stock options.

      Generally, upon the grant or exercise of an incentive stock option, the optionee will recognize no income for United States federal income tax purposes. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of exercise is, however, an item of tax preference that may require payment of an alternative minimum tax. If the participant disposes of shares acquired by exercise of an incentive stock option either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the incentive stock option (the “holding periods”), the participant will recognize in the year of disposition: (i) ordinary income to the extent that the lesser of either (a) the fair market value of the shares on the date of option exercise or (b) the amount realized upon disposition exceeds the option price and (ii) capital gain to the extent the amount realized upon disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized upon disposition and the option price.

      An optionee will recognize no income on the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss.

      No deduction is available to us upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas upon exercise of a nonqualified stock option, we are entitled to a deduction in an amount equal to the income recognized by the optionee. Except with respect to death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment (other than upon death or disability) cannot qualify for the tax treatment accorded incentive stock options; such options would be treated as nonqualified stock options instead.

      Stock Appreciation Rights. A participant who is granted a stock appreciation right recognizes no income upon grant of the stock appreciation right. At the time of exercise, however, the participant will recognize compensation income equal to the excess of the fair market value of a share of our common stock on the date of exercise over the grant price multiplied by the number of shares. This income is subject to withholding. We will be entitled to an income tax deduction corresponding to the compensation income recognized by the participant.

      Restricted Stock. A participant generally recognizes no taxable income at the time of an award of restricted stock. A participant may, however, make an election under Section 83(b) of the Code to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation or depreciation in the value of the shares of stock granted may be taxed as capital gain or loss on a subsequent sale of the shares. If the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid to the participant on the stock subject to the restrictions will generally be compensation income to the participant and deductible by us as compensation expense. In general, we will receive an income tax deduction for any compensation income taxed to the participant. To the extent a participant realizes capital gains, as described above, we will not be entitled to any deduction for federal income tax purposes.

      Deferred Stock Units. A participant who is granted a deferred stock unit will recognize no income upon grant of the deferred stock unit. At the time the underlying shares of common stock (or cash in lieu thereof) are delivered to a participant, the participant will realize compensation income equal to the full fair market value of the shares received. We will be entitled to an income tax deduction corresponding to the compensation income recognized by the participant.

      Performance Share or Performance Unit Awards. A participant who is granted a performance share or a performance unit award will recognize no income upon grant of the performance share or a performance unit award. At the time the common stock is received as payment in respect of a performance share or performance unit award, the participant will realize compensation income equal to the fair market value of the shares received. We will be entitled to an income tax deduction corresponding to the compensation income recognized by the participant.

      Section 162(m). Under Section 162(m) of the Internal Revenue Code, compensation we pay in excess of $1 million for any taxable year to “Covered Employees” generally is deductible by us or our affiliates for federal income tax purposes if it is based on our performance, is paid pursuant to a plan approved by our stockholders and meets certain other requirements. Generally, “Covered Employee” under Section 162(m) means the chief executive officer and our four highest paid executive officers on the last day of the taxable year.

      We currently anticipate that the Compensation Committee will at all times consist of “outside directors” as required for purposes of Section 162(m), and that the Compensation Committee will take the effect of Section 162(m) into consideration in structuring plan awards.

New Plan Benefits

      The benefits that will be received under the plan by particular individuals or groups are not determinable at this time, nor are the benefits that would have been received by particular individuals during the last completed fiscal year if the plan had been in effect. The benefits that were received for fiscal year 2001 by the named executive officers pursuant to the prior officers’ plan are summarized in tables on pages 21 through 23. On August 10, 2001, each nonemployee director was granted 5,000 non-qualified stock options subject to stockholder approval of the plan.

Recommendation and Vote Required

      Our Board of Directors unanimously recommends a vote “FOR” approval of this proposal. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the vote.

PROPOSAL TO CONTINUE OUR EXISTING

STOCKHOLDER RIGHTS AGREEMENT

(ITEM 3)

Background and Proposed Resolution

      Our Board of Directors adopted our existing rights agreement on October 17, 2001. Our prior rights agreement had expired pursuant to its terms on May 3, 2001, the day before our 2001 Annual Meeting of Stockholders. Our Board of Directors did not extend the prior rights agreement because there was a pending stockholder proposal to be presented at the 2001 Annual Meeting with respect to that rights agreement. Specifically, the stockholder proposal sought the adoption by our stockholders of a resolution requesting our Board of Directors not to extend our prior rights agreement or enter into a new rights agreement without the approval of our stockholders. That proposal was adopted at the 2001 Annual Meeting, with 51.3% of the shares of common stock present or represented by proxy at the meeting being voted in favor of the adoption of the proposed resolution.

      Following discussions between members of our management and representatives of the proponent of the stockholder proposal and several of our institutional stockholders, our Board of Directors adopted and approved our existing rights agreement, with the following provisions: (1) at the 2002 Annual Meeting of Stockholders, the Board would propose as a resolution that the rights agreement be continued in accordance with its terms; and (2) if the holders of a majority of the voting power of the shares of the outstanding capital stock present, in person or by proxy, at that meeting and entitled to vote and actually voting on the matter vote against that resolution, then the Board of Directors will promptly take action to redeem the rights or terminate the rights agreement, provided that the Board would not be required to take that action if a person has made a proposal to acquire or disclosed plans to acquire (a) our company, (b) a significant portion of the assets, cash flow or earnings power of our company and its subsidiaries taken as a whole or (c) a number of shares of common stock that would result in that person’s becoming an acquiring person (as defined in the rights agreement).

      In accordance with the provisions of our rights agreement described above, our Board of Directors has unanimously proposed the following resolution for adoption by our stockholders:

RESOLVED, that the Rights Agreement dated as of October 17, 2001 between McDermott International, Inc., a Panama corporation, and EquiServe Trust Company, N.A., a national banking association, shall be continued in accordance with its terms.

Summary of Existing Rights Agreement

      In the discussion that follows, we have summarized provisions of our existing rights agreement. We have filed a copy of the existing rights agreement with the Securities and Exchange Commission as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2001 and will provide a copy to you on your request (any such request should be made to our Corporate Secretary at the address set forth on the front cover page of this proxy statement). You should read the provisions of the existing rights agreement for more details regarding the provisions described below and for other provisions that may be important to you.

      On October 17, 2001, we entered into a rights agreement with EquiServe Trust Company, N.A., as rights agent, providing for the issuance of preferred stock purchase rights to holders of common stock. Under the agreement, each share of common stock currently includes one right to purchase from us a unit consisting of one one-thousandth of a share of our Series D Participating Preferred Stock at an exercise price of $35.00 per unit, subject to adjustment. Under the rights agreement, each right will become exercisable, subject to certain exceptions, after any person or group of affiliated or associated persons has become an “acquiring person” by acquiring, obtaining the right to acquire or making a tender or an exchange offer for 15% or more of the outstanding shares of common stock. If the rights become exercisable, each right will entitle the holder, other than the acquiring person or group, to purchase one one-thousandth of a share of our Series D Participating Preferred Stock by paying the exercise price. Following the acquisition by any person or group of affiliated or associated persons of 15% or more of the outstanding common stock (other than in a transaction that our Board of Directors approves and designates as a “permitted offer”), each holder other than the acquiring person or group may purchase shares of common stock (or, in some circumstances, cash, property or other securities) having a market value of twice the exercise price. After a person or group of affiliated or associated persons has acquired 15% or more of the outstanding common stock, if our company engages in a merger or other business combination where it is not the surviving corporation or where it is the surviving corporation and its common stock is changed or exchanged, or if 50% or more of its assets, earnings power or cash flow is sold or transferred, each right will entitle the holder to purchase common stock of the acquiring entity having a market value of twice the exercise price. The rights will expire on November 1, 2006, unless our Board of Directors determines to extend that expiration date or to redeem or exchange the rights on some earlier date (as described below).

      Our Board of Directors may, at any time until ten days after the public announcement that a person or group of affiliated or associated persons has become an acquiring person, cause us to redeem the rights in whole, but not in part, at a redemption price of $.01 per right, subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash, shares of common stock or any other consideration our Board of Directors selects. After a person becomes an acquiring person, the right of redemption is subject to some limitations. The agreement does not, however, prevent a stockholder from conducting a proxy contest to remove and replace our Board with directors who then vote to redeem the rights, if such actions are taken prior to the time that the stockholder becomes an acquiring person. The rights will not be exercisable after a person or group of affiliated or associated persons has become an acquiring person until the rights are no longer redeemable. If our Board of Directors timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action.

      The number of outstanding rights associated with a share of common stock, the number of fractional shares of Series D Participating Preferred Stock issuable on exercise of a right and the exercise price of the rights are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock. The exercise price of the rights and the number of fractional shares of Series D Participating Preferred Stock or other securities or property issuable on exercise of the rights also are subject to adjustment from time to time to prevent dilution in the event of some transactions affecting the Series D Participating Preferred Stock.

      Under some circumstances, our Board of Directors has the option to exchange one share of common stock, and/or other equity securities our Board deems to have the same value as one share of common stock, for each exercisable right, subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of exchange.

      During the time we may redeem the rights, we may, at the direction of our Board of Directors, amend any of the provisions of the rights agreement other than the redemption price. Thereafter, we may amend the provisions of the rights agreement, other than the redemption price, only as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to make changes that do not materially adversely affect the interests of holders of rights, excluding the interests of any acquiring person; or

•	to shorten or lengthen any time period under the rights agreement; provided, however, that we cannot lengthen the time period governing redemption if the rights are no longer redeemable.

Reasons for the Proposal

      Stockholder rights agreements are widely accepted as a device for the benefit of stockholders. Our Board of Directors believes our rights agreement is similar to those adopted by well over 2,000 other corporations, including a number of other companies engaged in businesses similar to ours. Virtually all these rights agreements were adopted without stockholder approval. The overriding objective of our Board in adopting our rights agreement was the preservation and maximization of our company’s long-term value for all our stockholders.

      The rights agreement is not intended to prevent a takeover on terms that are in the best interests of all our stockholders, and it is not intended to deter a proxy contest initiated by any of our stockholders. The Rights Agreement is designed to provide our Board with the ability to take what the Board believes are the most effective steps to protect and maximize the value of stockholders’ investments in our company. It is designed to encourage potential acquirors to negotiate directly with the Board, which we believe is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any potential offer and protect stockholders against potential abuses during the takeover process.

      In the view of our Board of Directors, the experiences of other companies indicate that rights agreements neither prevent unsolicited offers from occurring nor prevent companies from being acquired in transactions that are fair to all stockholders. In recent years, a number of public companies with rights agreements similar to our existing rights agreement have received unsolicited offers, many of which were successfully completed after the directors of those companies were satisfied that the transaction, as negotiated, was fair to and in the best interests of all stockholders.

      The existing rights agreement was not designed or intended to entrench management. Our Board of Directors unanimously adopted our rights agreement. Of the nine current members of our Board, only the Chairman of the Board is also a member of management. The remaining eight directors are nonemployee directors.

      Our Board did not adopt the existing rights agreement as a result of any specific effort to obtain control of our company. Our Board does not presently contemplate recommending the adoption of other antitakeover measures in future proxy solicitations. However, our Board of Directors may, in the future, review the advisability of adopting other measures that may affect takeovers in the context of applicable law and judicial decisions.

Advantages of Continuing the Existing Rights Agreement

      Stockholder rights agreements are designed to protect stockholders against, among other things, potential abuses during the acquisition and bidding process. In this regard, it is important to remember that hostile acquirors are interested in buying a company as cheaply as they can, and, in attempting to do so, may try to use coercive tactics that do not treat all stockholders fairly and equally. Our Board of Directors believes that a stockholder rights agreement provides it with additional leverage in a situation involving a takeover attempt by allowing the Board sufficient time to evaluate any potential buyer and takeover proposal, and, if necessary, to explore alternatives. Our Board of Directors believes that maintaining the stockholder rights agreement is particularly important to our company during the continuation of B&W’s reorganization proceeding. Because our Board of Directors can redeem the rights or approve an offer it designates as a permitted offer, the rights should not interfere with a merger or other business combination that our Board of Directors approves.

      A recent independent study indicates that companies with stockholder rights agreements typically receive higher takeover premiums than those without rights agreements. According to a 1997 study by Georgeson & Company Inc., premiums paid to acquire target companies with rights agreements in place were on average eight percentage points higher than premiums paid for target companies that did not have rights agreements. Georgeson estimated that rights agreements contributed an additional $13 billion in stockholder value during the prior five years, and that the stockholders of acquired companies without rights agreements gave up $14.5 billion in potential premiums.

Disadvantages of Continuing the Existing Rights Agreement

      The continuation of our rights agreement could have anti-takeover effects. If the rights become exercisable, they will cause severe dilution to any person or group that attempts to acquire our company without the approval of our Board of Directors. As a result, the overall effect of the rights agreement may be to render more difficult or discourage any attempt to acquire our company, even if the acquisition may be favorable to the interests of our stockholders.

Recommendation and Vote Required

      Our Board of Directors unanimously recommends a vote “FOR” approval of this proposal. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote and actually voting on this matter at the Annual Meeting. As a result, abstentions and broker non-votes will have no effect on the vote.

AUDIT COMMITTEE REPORT

      Each year the Board of Directors appoints an audit committee to review McDermott International, Inc.’s financial matters. Each member of the audit committee meets the independence requirements established by the New York Stock Exchange. Our responsibilities as members of the audit committee include recommending to the Board an accounting firm to be hired as McDermott’s independent accountants. We are also responsible for recommending to the Board that McDermott’s financial statements be included in its Annual Report on Form 10-K for the fiscal year.

      In making our recommendation that McDermott’s financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, we have taken the following steps:

•	We discussed with PricewaterhouseCoopers LLP (“PWC”), McDermott’s independent accountants for the year ended December 31, 2001, those matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

•	We conducted executive sessions with PWC at each audit committee meeting, with no members of McDermott management present, and during those discussions, PWC did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

•	We conducted periodic executive sessions with McDermott’s Director of Internal Audit and regularly received reports on the progress being made in implementing internal control procedures.

•	We discussed with PWC its independence and received from PWC a letter concerning its independence as required by applicable independence standards for auditors for public companies. This discussion and disclosure helped us in evaluating such independence. We also considered whether the provision of non-audit services to McDermott is compatible with the auditors’ independence.

•	We determined that, during the year ended December 31, 2001, McDermott paid PWC fees totaling $7,319,000, which can be categorized as follows:

	Amount	Percent

External audit	$3,667,000	50
Internal audit (through June 30, 2001)	$865,000	12
Other consulting and audit related activities	$2,787,000	38

We concluded that, while the provision of internal audit services by PWC did not impede its independence, it would be appropriate to discontinue use of PWC as a provider of these services. Effective June 30, 2001, McDermott ceased to use PWC to assist in its internal auditing and engaged Arthur Andersen LLP to provide this service, under the direction of McDermott personnel. During 2002, McDermott will migrate to an internal audit function staffed primarily with company employees. Outside auditing firms will be engaged on an as-needed basis based on particular areas of expertise.

•	We determined that, while McDermott has no policy prohibiting it, there are no former PWC employees engaged in the financial function of McDermott.

•	We met with the Division Compliance Managers, the Chief Compliance Officer of McDermott, and the General Counsel of McDermott to review the ethics and conflict of interest statements, received and reviewed reports of incidents of non-compliance, and determined that appropriate actions were taken and adequate procedures were in place.

•	We received a thorough review of the internal quality assurance procedures followed by PWC and found them, as described, to be adequate.

•	We reviewed and discussed with McDermott’s management and PWC, McDermott’s audited consolidated balance sheet at December 31, 2001, and consolidated statements of loss, comprehensive loss, cash flows, and stockholders equity for the year ended December 31, 2001.

      Based upon the reviews and actions described above, we concluded that McDermott’s internal controls were adequate and that McDermott was in compliance with its stated ethical guidelines, and recommended to the Board that McDermott’s financial statements be included in its Annual Report on Form 10-K for its fiscal year ended December 31, 2001.

THE AUDIT COMMITTEE
Joe B. Foster (Chairman)
Ronald C. Cambre
John W. Johnstone, Jr.
John N. Turner

APPROVAL OF RETENTION OF

INDEPENDENT ACCOUNTANTS FOR
FISCAL YEAR 2002

(ITEM 4)

      Upon the recommendation of the Audit Committee, our Board of Directors has approved the retention of PricewaterhouseCoopers to serve as independent accountants to audit our accounts for fiscal year 2002. Although not required to do so, our Board of Directors is submitting the retention of PricewaterhouseCoopers to our stockholders for their approval. PricewaterhouseCoopers served as our independent accountants for fiscal years 2000 and 2001 and the nine-month transition period ended December 31, 1999. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Audit Fees

      PricewaterhouseCoopers’ fees for our 2001 audit were $3,667,000.

Financial Information Systems Design and Implementation Fees

      We did not incur any fees to PricewaterhouseCoopers in 2001 with respect to financial information systems design and implementation services.

All Other Fees

      PricewaterhouseCoopers’ fees for all other professional services rendered to us during 2001 were $3,652,000. These services included restructuring activities relating to the Chapter 11 bankruptcy filing of B&W and certain of its subsidiaries, SEC filings, internal audit services (terminated in June 2001), tax planning and research and other audit related services.

Recommendation and Vote Required

      Our Board of Directors unanimously recommends that stockholders vote “FOR” the retention of PricewaterhouseCoopers as our independent accountants for fiscal year 2002. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no effect on the vote.

CERTAIN TRANSACTIONS

      Newfield Exploration Company (“Newfield”), a company of which Joe B. Foster (one of our directors) is the Non-executive Chairman of the Board and Philip J. Burguieres (another of our directors) is also a member of the Board of Directors, manages and operates an offshore producing oil and gas property for one of J. Ray McDermott’s subsidiaries under a production and operation agreement. Under the agreement, this subsidiary is required to pay Newfield (1) an operations management fee of $11,159 per month, (2) a marketing services fee at a rate of $.01/ MMBTU with a minimum monthly fee of $1,500, (3) a minimum accounting and property supervision fee of $5,000 per month and (4) reimbursement for certain costs incurred by Newfield in connection with the agreement. During fiscal year 2001, this subsidiary paid approximately $886,000 to Newfield under the agreement. We estimate that this subsidiary will pay approximately $930,000 under the agreement during fiscal year 2002. These J. Ray McDermott subsidiaries also sold natural gas at established market prices to Newfield. During fiscal year 2001, such natural gas sales were approximately $2.89 million.

      Another subsidiary of J. Ray McDermott also periodically enters into agreements to design, fabricate or install offshore pipelines or structures for Newfield. Newfield paid that subsidiary approximately $2.06 million for the work performed under those agreements during fiscal year 2001.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 2001.

STOCKHOLDERS’ PROPOSALS

      Any stockholder who wishes to have a qualified proposal considered for inclusion in our 2003 proxy statement must send notice of the proposal to our Corporate Secretary at our principal executive office no later than November 29, 2002. If you make such a proposal, you must provide your name, address, the number of shares of common stock held of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

      In addition, any stockholder who intends to submit a proposal for consideration at our 2003 Annual Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our by-laws, such notice must (1) be received at our executive offices no earlier than January 1, 2003 or later than January 31, 2003 and (2) satisfy certain requirements. A copy of the pertinent by-law provisions can be obtained from our Corporate Secretary on written request.

By Order of the Board of Directors,

JOHN T. NESSER, III
Secretary

Dated: March 29, 2002

APPENDIX A

MCDERMOTT INTERNATIONAL, INC.

2001 DIRECTORS AND OFFICERS LONG-TERM INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, OBJECTIVES AND DURATION

      1.1     Establishment of the Plan. McDermott International, Inc., a Panama corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the McDermott International, Inc. 2001 Directors and Officers Long-Term Incentive Plan (hereinafter referred to as this “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock Units, Performance Shares and Performance Units (each as hereinafter defined).

      Subject to approval by the Company’s stockholders, this Plan shall become effective as of August 10, 2001 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

      1.2     Objectives. This Plan is designed to promote the success and enhance the value of the Company by linking the personal interests of Participants (as hereinafter defined) to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the employment and/ or services of Participants.

      1.3     Duration of the Plan. This Plan shall commence on the Effective Date, as described in Section 1.1. hereof, and shall remain in effect, subject to the right of the Board of Directors (as hereinafter defined) to amend or terminate this Plan at any time pursuant to Article 16 hereof, until all Shares (as hereinafter defined) subject to it shall have been purchased or acquired according to this Plan’s provisions. In no event may an Award (as hereinafter defined) be granted under this Plan on or after August 10, 2011.

ARTICLE 2

DEFINITIONS

      As used in this Plan, the following terms shall have the respective meanings set forth below:

      2.1     “Award” means a grant under this Plan of any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock Unit, Performance Share or Performance Unit.

      2.2     “Award Agreement” means an agreement entered into by the Company and a Participant, setting forth the terms and provisions applicable to an Award granted under this Plan.

      2.3     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

      2.4     “Board” or “Board of Directors” means the Board of Directors of the Company.

      2.5     “Change In Control” means:

(a) Any person (other than a trustee or other fiduciary holding securities under an Employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities;

(b) During any period of two (2) consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board of the Company, and any new Director of the Company (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Clauses (a) or (c) of this Section 2.5) whose election by the Company’s Board or nomination for election by the stockholders of the Company, was approved by a vote of at least two-thirds (2/3) of the Directors of the Company’s Board, then still in office who either were Directors thereof at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(c) The shareholders of the Company approve: a) a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto, continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or b) the shareholders of the Company approve a plan of complete liquidation of the Company, or c) an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(d) Such other circumstances as may be deemed by the Board in its sole discretion to constitute a change in control of the Company.

However, in no event shall a “Change in Control” be deemed to have occurred with respect to a Participant if the Participant is part of the purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors).

      2.6     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

      2.7     “Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer this Plan (or the entire Board if so designated by the Board by written resolution), as specified in Article 3 herein.

      2.8     “Company” means McDermott International, Inc., a Panama corporation, and, except where the context otherwise indicates, shall include the Company’s Subsidiaries, as well as any successor to any of such entities as provided in Article 18 herein.

      2.9     “Consultant” means a natural person who is neither an Employee nor a Director and who performs services for the Company or a Subsidiary pursuant to a contract, provided that those services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

      2.10     “Deferred Stock Unit” or “DSU” means a contractual promise to distribute to a Participant one Share or cash equal to the Fair Market Value of one Share, determined in the sole discretion of the Committee, which shall be delivered to the Participant upon satisfaction of the vesting and any other requirements set forth in the Award Agreement.

      2.11     “Director” means any individual who is a member of the Board of Directors of the Company; provided, however, that any Director who is employed by the Company shall be considered an Employee under this Plan.

      2.12     “Disability” in the case of an Employee, shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan and, in the case of a Director or Consultant, shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee who are qualified to provide professional medical advice.

      2.13     “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

      2.14     “Employee” means any person who is employed by the Company on a full time basis.

      2.15     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

      2.16     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      2.17     “Fair Market Value” of a Share shall mean, as of a particular date, (a) if Shares are listed on a national securities exchange, the mean between the highest and lowest sales price per Share on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (b) if Shares are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per Share reported by the Nasdaq National Market on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (c) if no Shares are so listed or quoted, the mean between the closing bid and asked price for Shares on that date, or, if there are no such quotations available for that date, on the last preceding date for which such quotations are available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated, or (d) if no Shares are publicly traded, the most recent value determined by an independent appraiser appointed by the Company for that purpose.

      2.18     “Fiscal Year” means the year commencing January 1 and ending December 31.

      2.19     “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422, or any successor provision.

      2.20     “Named Executive Officer” means a Participant who, as of the date of vesting and/ or payout of an award is one of the group of “covered employees” as defined in Section 162(m) of the Code and regulations promulgated thereunder or any successor statute.

      2.21     “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not an Incentive Stock Option.

      2.22     “Officer” means an Employee of the Company included in the definition of “Officer” under Section 16 of the Exchange Act and rules promulgated thereunder or such other Employees who are designated as “Officers” by the Board.

      2.23     “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

      2.24     “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

      2.25     “Participant” means an eligible Officer, Director, Consultant or key Employee who has been selected for participation in the Plan in accordance with Section 5.2.

      2.26     “Performance-Based Exception” means the performance-based exception from the deductibility limitations of Code Section 162(m).

      2.27     “Performance Period” means, with respect to a Performance-Based Award, the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to that Performance-Based Award.

      2.28     “Performance Share” means an Award designated as such and granted to an Employee, as described in Article 9 herein.

      2.29     “Performance Unit” means an Award designated as such and granted to an Employee, as described in Article 9 herein.

      2.30     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its sole discretion), and/ or the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

      2.31     “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” (as that term is used in Section 13(d)(3) thereof).

      2.32     “Restricted Stock” means an Award designated as such and granted to a Participant pursuant to Article 8 herein.

      2.33     “Retirement” shall have the meaning ascribed to such term in the Participant’s governing retirement plan.

      2.34     “Shares” means the common stock, par value $1.00 per share, of the Company.

      2.35     “Stock Appreciation Right” or “SAR” means an Award designated as an SAR and granted to a Participant pursuant to the terms of Article 7 herein.

      2.36     “Subsidiary” means any corporation, partnership, joint venture, affiliate or other entity in which the Company has a majority voting interest and which the Committee designates as a participating entity in this plan.

      2.37     “Vesting Period” means the period during which an Award granted hereunder is subject to a substantial risk of forfeiture.

ARTICLE 3

ADMINISTRATION

      3.1     The Committee. This Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

      3.2     Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Amended and Restated By-laws of the Company (each as amended from time to time), the Committee shall have full and exclusive power and authority to take all actions specifically contemplated by this Plan or that are necessary or appropriate in connection with the administration hereof and shall also have full and exclusive power and authority to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as the Committee may deem necessary or proper. The Committee shall have full power to select Officers, Directors, Consultants and key Employees who shall participate in this Plan, determine the sizes and types of Awards, and determine the terms and conditions of Awards in a manner consistent with this Plan. The Committee may, in its discretion, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or any Award or otherwise amend or modify any Award in any manner that is either (a) not adverse to the Participant to whom such Award was granted or (b) consented to in writing by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of this Plan. As permitted by law and the terms of this Plan, the Committee may delegate its authority as identified herein.

      3.3     Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

      3.4     Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons concerned, including the Company, its stockholders, Officers, Directors, Employees, Consultants, Participants and their estates and beneficiaries.

ARTICLE 4

SHARES SUBJECT TO THIS PLAN

      4.1     Number of Shares Available for Grants of Awards. Subject to adjustment as provided in Section 4.3 herein, there is hereby reserved for issuance of Awards under this Plan three million (3,000,000) Shares. Shares subject to Awards under this Plan that are cancelled, forfeited, terminated or expire unexercised, shall immediately become available for the granting of Awards under this Plan. Additionally, Shares approved pursuant to the 1987 Long-Term Incentive Compensation Program, the 1992 Officer Stock Incentive Program, the 1996 Officer Long Term Incentive Plan or the 1997 Directors Stock Plan which, as of the Effective Date of this Plan, have not been awarded, or are canceled, terminated, forfeited, expire unexercised, are settled in cash in lieu of Shares, or are exchanged for a consideration that does not involve Shares will again immediately become available for Awards. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

      The maximum number of Shares which may be awarded pursuant to grants in the form of Restricted Stock, Deferred Stock Units and Performance Shares shall be an amount, in the aggregate, equal to thirty percent (30%) of the total number of Shares reserved for issuance under this Plan.

      4.2     Limits on Grants in Any Fiscal Year. The following rules (“Award Limitations”) shall apply to grants of Awards under this Plan:

(a) Options. The maximum aggregate number of Shares issuable pursuant to Awards of Options that may be granted in any one Fiscal Year of the Company to any one Participant shall be four hundred thousand (400,000).

(b) SARs. The maximum aggregate number of share equivalents reflected in Awards that may be granted in the form of SARs in any one Fiscal Year to any one Participant shall be four hundred thousand (400,000).

(c) Restricted Stock and Deferred Stock Units and Performance Shares. The maximum aggregate number of Shares issued as Awards of Restricted Stock, DSUs and Performance Shares that may be granted in any one Fiscal Year to any one Participant shall be two hundred thousand (200,000).

(d) Performance Units. The maximum aggregate cash payout with respect to Performance Units granted in any one Fiscal Year that may be made to any one Participant shall be two million dollars ($2,000,000), with such cash value determined as of the date of each grant.

      4.3     Adjustments in Authorized Shares. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

      If there shall be any change in the Shares of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall adjust, in an equitable manner, as applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Awards, the exercise or other price applicable to outstanding Awards, the Awards Limitations, the Fair Market Value of the Shares and other value determinations applicable to outstanding Awards; provided, however, that the number of Shares subject to any Award shall always be a whole number. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its sole discretion, to (a) issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment, (b) make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of Options that remain unexercised at the time of such transaction, (c) provide for the acceleration of the vesting and exercisability of Options and SARs and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof or (d) cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

      5.1     Eligibility. Persons eligible to participate in this Plan include all Officers, Directors, key Employees and Consultants, as determined in the sole discretion of the Committee.

      5.2     Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Officer, Director, key Employee or Consultant shall have the right to be selected for Participation in this Plan, or, having been so selected, to be selected to receive a future award.

ARTICLE 6

OPTIONS

      6.1     Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, upon such terms, at any time, and from time to time, as shall be determined by the Committee; provided, however, that ISOs may be awarded only to Employees. Subject to the terms of this Plan, the Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant.

      6.2     Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine that are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

      6.3     Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, that, subject to any subsequent adjustment that may be made pursuant to the provisions of Section 4.3, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Except as otherwise provided in Section 4.3, no repricing of Options awarded under this Plan shall be permitted.

      6.4     Duration of Options. Subject to any earlier expiration that may be effected pursuant to the provisions of Section 4.3, each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that an Option shall not be exercisable later than the tenth (10th) anniversary date of its grant.

      6.5     Exercise of Options. Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

      6.6     Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company in the prescribed manner, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares issuable on such exercise.

      The Option Price upon exercise of any Option shall be payable to the Company in full: (a) in cash, (b) by tendering previously acquired Shares valued at their Fair Market Value per Share at the time of exercise (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender), (c) by a combination of (a) and (b), or (d) any other method approved by the Committee, in its sole discretion, at the time of grant and as set forth in the Award Agreement.

      Subject to any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option.

      6.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Plan as it may deem advisable, including, without limitation, restrictions under applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

      6.8     Termination of Employment, Service or Directorship. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to an Option Award, need not be uniform among all Options issued pursuant to this Article 6 and may reflect distinctions based on the reasons for termination.

      6.9     Transferability of Options.

(a) Incentive Stock Options. No ISO granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. Further, all ISOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, NQSOs granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

      Any attempted assignment of an Option in violation of this Section 6.9 shall be null and void.

ARTICLE 7

STOCK APPRECIATION RIGHTS

      7.1     Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time, and from time to time, as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

      The grant price of an SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted.

      7.2     Exercise of SARs. SARs may be exercised upon whatever terms and conditions that the Committee, in its sole discretion, imposes.

      7.3     SAR Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

      7.4     Term of SARs. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion; provided, however, that an SAR shall not be exercisable later than the tenth (10th) anniversary date of its grant.

      7.5     Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price by

(b) The number of Shares with respect to which the SAR is exercised.

      At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout may be set forth in the Award Agreement pertaining to the grant of the SAR.

      7.6     Termination of Employment, Service or Directorship. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to an SAR Award, need not be uniform among all SARs issued pursuant to this Article 7 and may reflect distinctions based on the reasons for termination.

      7.7     Transferability. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations as defined by the Code or Title I of ERISA, or the rules thereunder.

      Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant. Any attempted assignment of an SAR in violation of this Section 7.7 shall be null and void.

ARTICLE 8

RESTRICTED STOCK

      8.1     Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

      8.2     Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

      8.3     Transferability. Except as provided in the Participant’s Award Agreement and/or this Article 8, the Shares of Restricted Stock granted to a Participant under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in an Award Agreement entered into with that Participant, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of Restricted Stock in violation of this Section 8.3 shall be null and void.

      8.4     Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable U.S. federal or state securities laws.

      To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

      8.5     Removal of Restrictions. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award made under this Plan shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse.

      8.6     Voting Rights. To the extent permitted by the Committee or required by law, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

      8.7     Dividends. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may, if the Committee so determines, be credited with regular cash dividends paid with respect to the underlying Shares while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that it deems appropriate.

      8.8     Termination of Employment, Service or Directorship. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Stock following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to Shares of Restricted Stock, need not be uniform among all Shares of Restricted Stock issued pursuant to this Article 8 and may reflect distinctions based on the reasons for termination.

ARTICLE 9

PERFORMANCE UNITS AND PERFORMANCE SHARES

      9.1     Grant of Performance Units/ Shares. Subject to the terms of this Plan, Performance Units, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

      9.2     Value of Performance Units/ Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units/ Shares which will be paid out to the Participant.

      9.3     Earning of Performance Units/ Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/ Shares shall be entitled to receive payment of the number and value of Performance Units/ Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

      9.4     Form and Timing of Payment of Performance Units/ Shares. Payment of earned Performance Units/ Shares to a Participant shall be as determined by the Committee and as evidenced in an Award Agreement entered into with that Participant. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/ Shares in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/ Shares at the close of the applicable Performance Period. Any Shares issued or transferred to a Participant for this purpose may be granted subject to any restrictions that are deemed appropriate by the Committee.

      9.5     Termination of Employment, Service or Directorship. Each Award Agreement providing for a Performance Unit/ Share shall set forth the extent to which the Participant shall have the right to receive a payout of cash or Shares with respect to unvested Performance Units/ Shares following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Performance Units/ Shares or Cash-Based Awards issued pursuant to this Article 9 and may reflect distinctions based on the reasons for termination.

      9.6     Transferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Units/ Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights with respect to Performance Units/ Shares granted to that Participant under this Plan shall be exercisable during the Participant’s lifetime only by the Participant. Any attempted assignment of Performance Units/ Shares in violation of this Section 9.6 shall be null and void.

      9.7     Dividends. At the discretion of the Committee, Participants holding Performance Units/ Shares may be entitled to receive dividend units with respect to dividends declared with respect to the Shares. Such dividends may be subject to the same accrual, forfeiture and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.7 herein, as determined by the Committee.

ARTICLE 10

DEFERRED STOCK UNITS

      10.1     Grant of DSUs. Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant DSUs to eligible Participants in such amounts as the Committee shall determine.

      10.2     DSU Award Agreement. Each DSU grant to a Participant shall be evidenced by a DSU Award Agreement entered into with that Participant, which shall specify the Vesting Period, the number of DSUs granted, and such other provisions as the Committee shall determine in its sole discretion.

      10.3     Transferability. Except as provided in a Participant’s Award Agreement, DSUs granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights with respect to a DSU Award granted to that Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of a DSU Award in violation of this Section 10.3 shall be null and void.

      10.4     Form and Timing of Delivery. If a Participant’s DSU Award Agreement provides for payment in cash, payment equal to the Fair Market Value of the Shares underlying the DSU Award, calculated as of the last day of the Vesting Period, shall be made in a single lump-sum payment as soon as administratively practicable thereafter. If a Participant’s DSU Award Agreement provides for payment in Shares, the Shares underlying the DSU Award shall be delivered to the Participant as soon as administratively practicable thereafter. Such delivered Shares shall be freely transferable by the Participant.

      10.5     Voting Rights and Dividends. During the applicable Vesting Period, Participants holding DSUs shall not have voting rights with respect to the Shares underlying such DSUs. During the applicable Vesting Period, Participants holding DSUs granted hereunder may be credited with dividend equivalents, in the form of cash or additional DSUs, if a regular cash dividend is paid with respect to the underlying Shares. The extent to which dividend equivalents shall be credited shall be determined in the sole discretion of the Committee.

Such dividend equivalents shall be subject to a Vesting Period equal to the remaining Vesting Period of the DSUs with respect to which the dividend equivalents are paid.

      10.6     Termination of Employment, Service or Directorship. Each DSU Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout of cash or Shares with respect to unvested DSUs following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to DSUs, need not be uniform among all DSUs issued pursuant to this Article 10 and may reflect distinctions based on the reasons for termination.

ARTICLE 11

PERFORMANCE MEASURES

      11.1     Performance Measures. Unless and until the Committee proposes and shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

(a) Cash Flow;

(b) Cash Flow Return on Capital;

(c) Cash Flow Return on Assets;

(d) Cash Flow Return on Equity;

(e) Net Income;

(f) Return on Capital;

(g) Return on Assets;

(h) Return on Equity;

(i) Share Price;

(j) Earnings Per Share;

(k) Earnings Before Interest and Taxes;

(l) Earnings Before Interest, Taxes, Depreciation and Amortization; and

(m) Total Return to Shareholders.

      Subject to the terms of this Plan, each of these measures shall be defined by the Committee on a consolidated, group or division basis or in comparison to one or more peer group companies or indices, and may include or exclude specified extraordinary items as defined by the Company’s auditors.

      11.2     Adjustments. The Committee shall have the discretion to adjust determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception and which are held by Named Executive Officers may not be adjusted upwards on a discretionary basis. The Committee shall retain the discretion to adjust such Awards downward.

      11.3     Compliance with Code Section 162(m). In the event that applicable tax and/or securities laws or regulations change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Named Executive Officers which shall not qualify for the Performance-

Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and regulations issued thereunder.

ARTICLE 12

BENEFICIARY DESIGNATION

      Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of the Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 13

DEFERRALS

      The Committee may, in its discretion, (a) permit selected Participants to elect to defer payment of some or all types of Awards in accordance with the procedures established by the Committee or (b) provide for the deferral of an Award in an Award Agreement or otherwise. Any deferred payment, whether elected by the Participant or specified in an Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

ARTICLE 14

RIGHTS OF EMPLOYEES, DIRECTORS AND CONSULTANTS

      14.1     Employment or Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

      14.2     No Contract of Employment. Neither the Award nor any benefits arising under this Plan shall constitute part of a Participant’s employment contract with the Company or any Subsidiary, and accordingly, subject to the provisions of Article 16 herein, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary for severance payments.

      14.3     Transfers Between Participating Entities. For purposes of this Plan, a transfer of a Participant’s employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the change in reporting relationships.

ARTICLE 15

CHANGE IN CONTROL

      The treatment of outstanding Awards upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges shall be determined in the sole discretion of the Committee and shall be described in the Award Agreements and need not be uniform among all Awards granted pursuant to the Plan.

ARTICLE 16

AMENDMENT, MODIFICATION, AND TERMINATION

      16.1     Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate this Plan in whole or in part, provided however that shareholder approval shall be required for any amendment that materially alters the terms of the Plan or is otherwise required by applicable legal requirements. No amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

      16.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

ARTICLE 17

WITHHOLDING

      The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Shares under this Plan, or at the time applicable law otherwise requires, an appropriate amount of cash or number of Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may permit withholding to be satisfied by the transfer to the Company of Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Shares are used to satisfy tax withholding, such Shares shall be valued at their Fair Market Value when the tax withholding is required to be made.

ARTICLE 18

INDEMNIFICATION

      Each person who is or shall have been a member of the Committee, or of the Board or an officer of the Company to whom the Committee has delegated authority in Article 3 shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonable incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan, except for any such action or failure to act that constitutes willful misconduct on the part of such person or as to which any applicable statute prohibits the Company from providing indemnification, and (b) against and from any and all amounts paid by him or her in settlement of any claim, action, suit or proceeding as to which indemnification is provided pursuant to clause (a) of this sentence, with the Company’s approval, or paid by him or her in satisfaction of any judgment or award in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

      The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Amended and Restated By-laws (each, as amended from time to time), as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 19

SUCCESSORS

      All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or other transaction, of all or substantially all of the business and/or assets of the Company.

ARTICLE 20

GENERAL PROVISIONS

      20.1     Restrictions and Legends. No Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied, based on the advice of its counsel, that such issuance will be in compliance with applicable U.S. federal and state securities laws. Certificates evidencing Shares delivered under this Plan (to the extent that such Shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or to which they are admitted for quotation and any applicable U.S. federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

      The Committee may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares for investment without a view to distribution thereof. In addition to any other legend required by this Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

      20.2     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

      20.3     Severability. If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      20.4     Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      20.5     Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or transaction reporting system on which the Shares are listed or to which the Shares are admitted for quotation.

      20.6     Unfunded Plan. Insofar as this Plan provides for Awards of cash, Shares or rights thereto, it will be unfunded. Although the Company may establish bookkeeping accounts with respect to Participants who are entitled to cash, Shares or rights thereto under this Plan, it will use any such accounts merely as a bookkeeping convenience. Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in this Plan. This Plan is not intended to be subject to ERISA.

      20.7     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

      20.8     Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Louisiana.

McDERMOTT INTERNATIONAL, INC.

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John T. Nesser, III and Francis S. Kalman, and each of them individually, as attorneys, agents and proxies of the undersigned, with full power of substitution and resubstitution, to vote all the shares of common stock of McDermott International, Inc. (“McDermott”) that the undersigned may be entitled to vote at McDermott’s Annual Meeting of Stockholders to be held on May 1, 2002, and at any adjournment or postponement of such meeting, as indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present.

The undersigned acknowledges receipt of McDermott’s Annual Report for the fiscal year ended December 31, 2001 and its Notice of 2002 Annual Meeting of Stockholders and related Proxy Statement.

PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

PLEASE FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE

McDERMOTT INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 1, 2002
9:30 a.m.
Hotel Inter-Continental
La Salle Ballroom
444 St. Charles Avenue
New Orleans, Louisiana

IMPORTANT — PLEASE MARK APPROPRIATE BOXES () ONLY IN BLUE OR BLACK INK AS SHOWN:

1.	Nominees as Class II Directors: 01. Joe B. Foster, 02. John W. Johnstone, Jr. and 03. Richard E. Woolbert.

FOR all nominees, except as specified below	WITHHOLD AUTHORITY for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

                                 _______________________________________________

2.	Approval of McDermott’s 2001 Directors and Officers Long-Term Incentive Plan (the Directors favor a vote “FOR”).

FOR	AGAINST	ABSTAIN

3.	Proposal to continue McDermott’s existing Stockholder Rights Agreement (the Directors favor a vote “FOR”).

FOR	AGAINST	ABSTAIN

4.	Retention of PricewaterhouseCoopers LLP as McDermott’s independent accountants for the year ending 2002 (the Directors favor a vote “FOR”).

FOR	AGAINST	ABSTAIN

Annual Report

Mark here to discontinue annual report mailing for the account (for multiple- account holders only).

Every properly signed Proxy will be voted in accordance with the specifications made thereon. If not otherwise specified, this Proxy will be voted FOR (1) the election of Directors, (2) the adoption of McDermott’s 2001 Directors and Officers Long-Term Incentive Plan, (3) the continuation of McDermott’s existing Stockholder Rights Agreement and (4) the retention of PricewaterhouseCoopers LLP as McDermott’s independent auditors. The proxy holders named on the reverse side also will vote in their discretion on any other matter that may properly come before the meeting.

SIGNATURE(S):____________________________________	DATE:_______________________________
NOTE:	Signature(s) should agree with name(s) on stock certificates as specified hereon. Executors, administrators, trustees, etc., should indicate when signing. All proxies heretofore given by the signatory to vote at such meeting or any adjournment or postponement thereof are hereby revoked.

PLEASE FOLD AND DETACH HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE

McDermott International, Inc.

Dear Stockholder:

McDermott International, Inc. encourages you to vote your shares electronically through the Internet or the telephone 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the voter control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.	To vote over the Internet:

•	Log on the Internet and go to the web site http://www.eproxyvote.com/mdr

2.	To vote over the telephone:

•	On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683)

•	Outside of the U.S. and Canada call 201-536-8073.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need for you to mail back your proxy card.

Your vote is important. Thank you for voting.

McDERMOTT INTERNATIONAL, INC.

The Thrift Plan for Employees of McDermott Incorporated

and Participating Subsidiary and Affiliated Companies

March 29, 2002

      To those individuals (“Plan Participants”) who have an interest in McDermott International, Inc. (“McDermott”) common stock, par value $1.00 per share (“common stock”), under The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”):

      We would like to give Plan Participants having an interest in shares of common stock through the Thrift Plan the right to instruct The Vanguard Group, the trustee for the Thrift Plan (the “Trustee”), how to vote the shares of common stock representing their interest in the Thrift Plan.

      In order that you may have the same information as a stockholder outside the Thrift Plan, we have enclosed a copy of the Notice of McDermott’s Annual Meeting of Stockholders and the related Proxy Statement. This information is being mailed to all stockholders of record as of March 22, 2002. We are providing this material for your information. You do not need to return it.

      Also enclosed is a voting instruction form with which you may instruct the Trustee how to vote your interest in shares of common stock in the Thrift Plan. Please return this voting instruction form in the envelope provided as soon as possible.

      If the Trustee does not receive your instructions by April 25, 2002, the Trustee will vote your interest, in its discretion, in a manner consistent with its fiduciary responsibility under the Employee Retirement Income Security Act of 1974 or other applicable legal requirements.

      This letter and the enclosed materials relate only to your interest in shares of common stock under the Thrift Plan. They do not relate to any other shares of common stock which you may own. If you own other shares of common stock, you will receive proxy materials in a separate mailing, which should be returned in the envelope provided for that purpose.

Very truly yours,

Bruce W. Wilkinson
Chairman of the Board and
Chief Executive Officer

Please fill in box(es) as shown using black or blue ink.
PLEASE DO NOT USE FINE POINT PENS.

		FOR all	WITHHOLD
		nominees,	AUTHORITY
		except as	for all
		specified	nominees
below
1.	Nominees as Class II Directors:

(01). Joe B. Foster, (02). John W. Johnstone, Jr. and (03). Richard E. Woolbert.

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

		FOR	AGAINST	ABSTAIN
2.	Approval of McDermott’s 2001 Directors and Officers Long-Term Incentive Plan (the Directors favor a vote “FOR”)

3.	Proposal to continue McDermott’s existing Stockholder Rights Agreement (the Directors favor a vote “FOR”)

4.	Retention of PricewaterhouseCoopers LLP as McDermott’s independent accountants for the year ending December 31, 2002 (the Directors favor a vote “FOR”)

PLEASE SIGN AND DATE THE FRONT SIDE OF THIS VOTING INSTRUCTION FORM
AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

CONFIDENTIAL VOTING INSTRUCTIONS
TO: THE VANGUARD GROUP, TRUSTEE
UNDER THE THRIFT PLAN FOR EMPLOYEES OF McDERMOTT INCORPORATED
AND PARTICIPATING SUBSIDIARY AND AFFILIATED COMPANIES

The undersigned participant in The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”) hereby directs The Vanguard Group, the trustee for the Thrift Plan (the “Trustee”), to vote all the shares of common stock (“common stock”) of McDermott International, Inc. (“McDermott”) held in the undersigned’s Thrift Plan account at McDermott’s Annual Meeting of Stockholders to be held in the La Salle Ballroom of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 1, 2002, at 9:30 a.m. local time, and at any adjournment or postponement of such meeting, as indicated on the reverse side of this voting instruction form.

Every properly signed voting instruction form will be voted in accordance with the specifications made thereon. If not otherwise specified, this voting instruction form will be voted FOR (1) the election of Directors, (2) the adoption of McDermott’s 2001 Directors and Officers Long-Term Incentive Plan, (3) the continuation of McDermott’s existing Stockholder Rights Agreement and (4) the retention of PricewaterhouseCoopers LLP as McDermott’s independent auditors.

The undersigned acknowledges receipt of McDermott’s Annual Report for the year ended December 31, 2001 and its Notice of 2002 Annual Meeting of Stockholders and related Proxy Statement.

Dated , 2002

SIGNATURE

NOTE: Signature should be the same as the name on your Thrift Plan account. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. The person signing below hereby revokes all instructions heretofore given by such person to vote the shares of common stock held in such person’s Thrift Plan account at such meeting or any adjournment or postponement thereof

McDERMOTT INTERNATIONAL, INC.

The Thrift Plan for Salaried Employees of Babcock & Wilcox Canada

March 29, 2002

To those individuals (“Plan Participants”) who have an interest in McDermott International, Inc. common stock, par value $1.00 per share (“common stock”), under The Thrift Plan for Salaried Employees of Babcock & Wilcox Canada (the “Thrift Plan”):

         We would like to give Plan Participants having an interest in shares of common stock through the Thrift Plan the right to instruct The Trust Company of Bank of Montreal, the trustee for the Thrift Plan (the “Trustee”), how to vote the shares of common stock representing their interest in the Thrift Plan. The proxy mailing and tabulation will be coordinated through the Trustee’s agent, ICS Shareholder Communications.

         In order that you may have the same information as a stockholder outside the Thrift Plan, we have enclosed a copy of the Notice of McDermott International, Inc.’s Annual Meeting of Stockholders and the related Proxy Statement. This information is being mailed to all stockholders of record as of March 22, 2002. We are providing this material for your information. You do not need to return it.

         Also enclosed is a voting instruction form with which you may instruct the Trustee’s agent how to vote your interest in shares of common stock in the Thrift Plan. Please return this voting instruction form in the envelope provided as soon as possible.

         If the Trustee’s agent does not receive your instructions by 10 a.m., April 29, 2002, the Trustee will not vote your shares.

         This letter and the enclosed materials relate only to your interest in shares of common stock under the Thrift Plan. They do not relate to any other shares of common stock which you may own. If you own other shares of common stock, you will receive proxy materials in a separate mailing, which should be returned in the envelope provided for that purpose.

Very truly yours,

Bruce W. Wilkinson Chairman of the Board and Chief Executive Officer

CONFIDENTIAL VOTING INSTRUCTIONS
TO: THE TRUST COMPANY OF BANK OF MONTREAL, TRUSTEE
UNDER THE THRIFT PLAN FOR SALARIED EMPLOYEES OF BABCOCK & WILCOX CANADA

The undersigned participant in The Thrift Plan for Salaried Employees of Babcock & Wilcox Canada (the “Thrift Plan”) hereby directs The Trust Company of Bank of Montreal, the trustee for the Thrift Plan (the “Trustee”), to vote all the shares of common stock (“common stock”) of McDermott International, Inc. (“McDermott”) held in the undersigned’s Thrift Plan account at McDermott’s Annual Meeting of Stockholders to be held in the La Salle Ballroom of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Wednesday, May 1, 2002, at 9:30 a.m. local time, and at any adjournment or postponement of such meeting.

Every properly signed voting instruction form will be voted in accordance with the specifications made thereon. If not otherwise specified, this voting instruction form will be voted FOR (1) the election of Directors, (2) the adoption of McDermott’s 2001 Directors and Officers Long-Term Incentive Plan, (3) the continuation of McDermott’s existing Stockholder Rights Agreement and (4) the retention of PricewaterhouseCoopers LLP as McDermott’s independent auditors.

The undersigned acknowledges receipt of McDermott’s Annual Report for the year ended December 31, 2001 and its Notice of 2002 Annual Meeting of Stockholders and related Proxy Statement.

PLEASE MARK APPROPRIATE BOXES (☐) IN BLACK OR BLUE INK AND SIGN AND DATE WHERE INDICATED BELOW AND PROMPTLY RETURN THIS VOTING INSTRUCTION FORM IN THE ENCLOSED ENVELOPE.

IF YOU DO NOT INDICATE HOW YOU WANT YOUR SHARES VOTED, AND IF THE VOTING INSTRUCTION FORM IS NOT SIGNED BELOW, WE WILL NOT VOTE YOUR SHARES.

1.	Nominees as Class II Directors: 01. Joe B. Foster, 02. John W. Johnstone, Jr. and 03. Richard E. Woolbert.

	☐	FOR	☐	WITHHOLD AUTHORITY
		all nominees, except as		for all nominees
specified below

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

☐

2.	Approval of McDermott’s 2001 Directors and Officers Long-Term Incentive Plan (the Directors favor a vote “FOR”)

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

3.	Proposal to continue McDermott’s existing Stockholder Rights Agreement (the Directors favor a vote “FOR”)

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

4.	Retention of PricewaterhouseCoopers LLP as McDermott’s independent accountants for the year ending December 31, 2002 (the Directors favor a vote “FOR”)

	FOR	AGAINST	ABSTAIN

	☐	☐	☐

NOTE: Signature should be the same as the name on your Thrift Plan account. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. The person signing below hereby revokes all instructions heretofore given by such person to vote the shares of common stock held in such person’s Thrift Plan account at such meeting or any adjournment or postponement thereof.

, , 2002
SIGNATURE DATE